EXHIBIT 4.2

EXECUTION VERSION

SERIES 2015-4 INDENTURE SUPPLEMENT

between

FORD CREDIT FLOORPLAN MASTER OWNER TRUST A,
as Issuer

and

THE BANK OF NEW YORK MELLON,
as Indenture Trustee

Dated as of August 1, 2015

i

SERIES 2015-4 INDENTURE SUPPLEMENT, dated as of August 1, 2015 (this “Indenture Supplement”), between FORD CREDIT FLOORPLAN MASTER OWNER TRUST A, a Delaware statutory trust, as Issuer, and THE BANK OF NEW YORK MELLON, a New York banking corporation, as Indenture Trustee.

BACKGROUND

Section 2.2 of the Indenture provides, among other things, that the Issuer and the Indenture Trustee may at any time enter into an Indenture Supplement to authorize the issuance by the Issuer of Notes in one or more Series.

The parties to this Indenture Supplement, by executing and delivering this Indenture Supplement, are providing for the creation and specifying the Principal Terms of the Series 2015-4 Notes.

The parties agree as follows:

GRANTING CLAUSES

In addition to the Grant of the Indenture, the Issuer Grants to the Indenture Trustee, as Indenture Trustee for the benefit of the Series 2015-4 Noteholders, all of the Issuer’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Series 2015-4 Collateral.

The foregoing Grant is made in trust to secure (a) the payment of principal of, interest on and any other amounts owing in respect of the Series 2015-4 Notes as provided in the Indenture and this Indenture Supplement for the benefit of the Series 2015-4 Noteholders and (b) compliance by the Issuer with the provisions of the Indenture and this Indenture Supplement, all as provided in the Series 2015-4 Notes, the Indenture and this Indenture Supplement.

The Indenture Trustee acknowledges the Grant, accepts the trusts under this Indenture Supplement in accordance with this Indenture Supplement and agrees to perform the duties in this Indenture Supplement so that the interests of the Series 2015-4 Noteholders may be adequately protected.

ARTICLE I
USAGE AND DEFINITIONS

Section 1.1.                                 Usage and Definitions.  Capitalized terms used but not otherwise defined in this Indenture Supplement are defined in Appendix A to (a) the Fifth Amended and Restated Sale and Servicing Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010, among Ford Credit Floorplan Corporation, as Depositor, the Issuer and Ford Motor Credit Company LLC, as Servicer, and (b) the Fifth Amended and Restated Sale and Servicing Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010, among Ford Credit Floorplan LLC, as Depositor, the Issuer and the Servicer.  Each Appendix A also contains rules of usage applicable to this Indenture Supplement.  Each Appendix A is incorporated by reference in this Indenture Supplement.

In addition, the following terms have the following meanings:

“Accrued Note Interest” means, for a Class and a Payment Date, the sum of the Note Monthly Interest and the Note Interest Shortfall for that Class.

“Accumulation Period Factor” means, for any Collection Period, a fraction:

(a)                                 the numerator of which equals the sum of the “Initial Invested Amounts” of all Series in Principal Sharing Group One; and

(b)                                 the denominator of which equals the sum of (i) the Initial Invested Amount, plus (ii) the “Initial Invested Amounts” of all Series in Principal Sharing Group One, other than Series 2015-4, that are not expected to be in their “Revolving Periods” from that date to the Expected Final Payment Date.

“Accumulation Period Length” means, for any Determination Date, the number of Collection Periods needed for the sum of the Accumulation Period Factors for those Collection Periods to be equal to or greater than the Required Accumulation Factor Number for that Determination Date.

“Adjusted Invested Amount” means, as of any date, (a) the Invested Amount, minus (b) during an Accumulation Period or Amortization Period for Series 2015-4, the amount of any Principal Collections in the Collection Account allocable to Series 2015-4, minus (c) the amount in the Series 2015-4 Principal Funding Account (excluding any net investment earnings), each as of that date.

“Available Investor Interest Collections” means, for any Payment Date, an amount equal to the sum of (a) the Investor Interest Collections for the related Collection Period, plus (b) any net investment earnings on amounts in the Series 2015-4 Accounts for the related Collection Period, plus (c) the Series 2015-4 Accumulation Period Reserve Draw Amount for that Payment Date, plus (d) on the termination of the Series 2015-4 Accumulation Period Reserve Account under Section 4.7(c)(iii), all remaining amounts in the Series 2015-4 Accumulation Period Reserve Account (excluding any net investment earnings), plus (e) the Monthly Depositor Servicing Fee for that Payment Date.

“Available Investor Principal Collections” means, for any Payment Date, an amount equal to the excess of (a) the sum of (i) the Investor Principal Collections for the related Collection Period, plus (ii) any Available Investor Interest Collections, Series 2015-4 Reserve Account Available Amounts, Excess Interest Collections from other Series in Excess Interest Sharing Group One and Available Depositor Collections that, under Sections 4.2(a) and (b), are to be treated as Available Investor Principal Collections for that Payment Date, plus (iii) the Series 2015-4 Excess Funding Amount, plus (iv) any Shared Principal Collections for other Series in Principal Sharing Group One (including any amounts in the Excess Funding Account that are made available to Series 2015-4 under the Indenture as Shared Principal Collections), plus (v) on the termination of the Series 2015-4 Reserve Account under Section 4.7(b)(ii), all remaining amounts in the Series 2015-4 Reserve Account (excluding any net investment earnings and after giving effect to Section 4.2(b)(iii)), over (b) any Reallocated Principal Collections for that Payment Date.

“Available Subordinated Amount” means (a) for the first Determination Date following the Closing Date, an amount equal to the Required Subordinated Amount for the first Determination Date and (b) for any subsequent Determination Date, an amount equal to the lesser of (i) the Required Subordinated Amount for that Determination Date and (ii) an amount equal to:

(A)                               the Available Subordinated Amount for the prior Determination Date; minus

(B)                               the amount of any Available Depositor Principal Collections used to cover shortfalls on the related Payment Date under Section 4.2(b)(ii); minus

(C)                               the amount of the Investor Charge Offs and Reallocated Principal Collections for the related Payment Date applied to reduce the Available Subordinated Amount under Sections 4.3 and 4.4; plus

(D)                               the amount of any Available Investor Interest Collections paid under Section 4.2(a)(xiii) to the Depositor Interest Account for distribution to the holders of the Depositor Interest; minus

(E)                                the Incremental Subordinated Amount for the prior Determination Date; plus

(F)                                 the Incremental Subordinated Amount for that Determination Date; minus

(G)                               the Subordinated Percentage of the increase in the Series 2015-4 Excess Funding Amount since the prior Payment Date to the succeeding Payment Date; plus

(H)                              the Subordinated Percentage of the decrease in the Series 2015-4 Excess Funding Amount since the prior Payment Date to the succeeding Payment Date; plus

(I)                                   an amount equal to the increase, if any, in the Required Subordinated Amount as a result of a change in the Subordination Factor since the prior Determination Date, minus

(J)                                   an amount equal to the decrease, if any, in the Required Subordinated Amount as a result of a change in the Subordination Factor since the prior Determination Date, plus

(K)                               any increases in the Available Subordinated Amount elected by the Depositors; provided, that the cumulative amount of the increases may not exceed 3.5% of the initial Note Balance of the Series 2015-4 Notes.

“Back-up Servicing Fee Rate” means 0.0065% per annum or a lesser percentage as may be specified by the Back-up Servicer, if any, in an Officer’s Certificate delivered to the Indenture Trustee; provided, that if no Back-up Servicing Agreement is in effect on any date, all references to the Back-up Servicing Fee Rate in this Indenture Supplement will be deemed to be deleted from this Indenture Supplement and have no further effect.

“Benefit Plan” means an employee benefit plan or other retirement plan or arrangement that is subject to Title I of ERISA, Section 4975 of the Code or any Similar Law.

“Class” means the Class A-1 Notes, the Class A-2 Notes, the Class B Notes, the Class C Notes and the Class D Notes, as applicable.

“Class A-1 Notes” means any one of the Series 2015-4 Class A-1 Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.

“Class A-2 Notes” means any one of the Series 2015-4 Class A-2 Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.

“Class A Notes” means the Class A-1 Notes and the Class A-2 Notes.  Unless the context otherwise requires, the Class A-1 Notes and the Class A-2 Notes will be treated as a single Class for purposes of allocations, distributions or payments.

“Class B Invested Amount” means, as of any date, an amount (not less than zero) equal to (a) the initial Note Balance of the Class B Notes, minus (b) the aggregate amount of any principal payments made to the Noteholders of the Class B Notes before that date, minus (c) the cumulative amount of unreimbursed Investor Charge-Offs applied to reduce the Class B Invested Amount under Section 4.3 before that date, minus (d) the cumulative amount of unreimbursed Reallocated Principal Collections applied to reduce the Class B Invested Amount under Section 4.4 before that date.

“Class B Notes” means any one of the Series 2015-4 Class B Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.

“Class C Invested Amount” means, as of any date, an amount (not less than zero) equal to (a) the initial Note Balance of the Class C Notes, minus (b) the aggregate amount of any principal payments made to the Noteholders of the Class C Notes before that date, minus (c) the cumulative amount of unreimbursed Investor Charge-Offs applied to reduce the Class C Invested Amount under Section 4.3 before that date, minus (d) the cumulative amount of unreimbursed Reallocated Principal Collections applied to reduce the Class C Invested Amount under Section 4.4 before that date.

“Class C Notes” means any one of the Series 2015-4 Class C Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.

“Class D Invested Amount” means, as of any date, an amount (not less than zero) equal to (a) the initial Note Balance of the Class D Notes, minus (b) the aggregate amount of any principal payments made to the Noteholders of the Class D Notes before that date, minus (c) the cumulative amount of unreimbursed Investor Charge-Offs applied to reduce the Class D Invested Amount under Section 4.3 before that date, minus (d) the cumulative amount of unreimbursed

Reallocated Principal Collections applied to reduce the Class D Invested Amount under Section 4.4 before that date.

“Class D Notes” means any one of the Series 2015-4 Class D Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.

“Closing Date” means August 18, 2015.

“Controlled Accumulation Amount” means, for any Payment Date in the Controlled Accumulation Period, an amount equal to the Initial Invested Amount divided by six; provided, however, that if the Controlled Accumulation Period begins after February 1, 2018, the Controlled Accumulation Amount for each Payment Date in the Controlled Accumulation Period will be equal to (a) the product of (i) the Initial Invested Amount, times (ii) the Accumulation Period Factor for the last Collection Period of the Revolving Period, divided by (b) the Required Accumulation Factor Number for the last Determination Date during the Revolving Period.

“Controlled Accumulation Period” means, unless an Early Amortization Period has commenced, the period beginning on the first day of the February 2018 Collection Period or a later date as is determined in accordance with Section 4.2(g) and ending on the earlier to occur of (a) the day before the start of the Early Amortization Period and (b) the end of the Collection Period prior to the Payment Date on which the Note Balance of the Series 2015-4 Notes will be paid in full.

“Controlled Deposit Amount” means, for any Payment Date in the Controlled Accumulation Period, an amount equal to the sum of (a) the Controlled Accumulation Amount for that Payment Date and (b) any Deficit Controlled Accumulation Amount for the prior Payment Date.

“Dealer Overconcentration” means, for any Determination Date, the excess, if any, of (a) the aggregate principal amount of Receivables originated in all Accounts of a Dealer or a group of affiliated Dealers on the last day of the related Collection Period, over (b) 2% (or 5% in the case of Dealers affiliated with AutoNation, Inc. (or its successors in interest)) of the Pool Balance on the last day of that Collection Period (or, in either case, a higher percentage so long as the Rating Agency Condition has been satisfied).

“Defaulted Amount” means, for any Determination Date, an amount (not less than zero) equal to (a) the principal amount of all Receivables that became Defaulted Receivables during the related Collection Period, minus (b) the amount of any Defaulted Receivables that are reassigned to the Depositors in accordance with the Sale and Servicing Agreements (except that if an Insolvency Event occurs for a Depositor, the amount of the Defaulted Receivables that are reassigned to that Depositor will be zero), minus (c) the amount of any Defaulted Receivables that are assigned to the Servicer in accordance with the Sale and Servicing Agreements (except that if an Insolvency Event occurs for the Servicer, the amount of the Defaulted Receivables that are assigned to the Servicer will be zero).

“Deficit Controlled Accumulation Amount” means (a) for the first Payment Date in the Controlled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for that Payment Date, over the amount deposited in the Series 2015-4 Principal Funding Account on that Payment Date and (b) for each subsequent Payment Date in the Controlled Accumulation Period, the excess, if any, of the Controlled Deposit Amount for that Payment Date, over the amount deposited in the Series 2015-4 Principal Funding Account on that Payment Date.

“Development Dealer Overconcentration” means, for any Determination Date, the excess, if any, of (a) the aggregate principal amount of Receivables that are Development Dealer Receivables on the last day of the related Collection Period, over (b) 4% of the Pool Balance on the last day of that Collection Period (or, a higher percentage so long as the Rating Agency Condition has been satisfied).

“Early Amortization Period” means the period beginning on the day on which an Amortization Event for Series 2015-4 occurs (or, if the Servicer is not required to make daily deposits of Collections in the Collection Account under Section 8.4(b) of the Indenture, beginning on the first day of the Collection Period in which the Amortization Event occurs) and ending on the earlier to occur of (a) the end of the Collection Period prior to the Payment Date on which the Note Balance of the Series 2015-4 Notes will be paid in full and (b) the Series 2015-4 Final Maturity Date.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Excess Interest Collections” means, for any Payment Date, an amount equal to the excess, if any, of (a) the Available Investor Interest Collections for that Payment Date, over (b) the amount required to be paid, without duplication, under Sections 4.2(a)(i) through (xv) on that Payment Date.

“Expected Final Payment Date” means the August 2018 Payment Date.

“Fixed Investor Percentage” means, for any Deposit Date or Collection Period (or portion of any Collection Period occurring after the end of the Revolving Period), the percentage equivalent (not to exceed 100%) of a fraction (a) the numerator of which is the Invested Amount on the last day of the Revolving Period and (b) the denominator of which is the greater of (i) the Adjusted Pool Balance on the last day of the prior Collection Period and (ii) the sum of the numerators used to calculate the applicable “Investor Percentages” for allocating Principal Collections to all Series for that Collection Period; provided, that for any Deposit Date or Collection Period occurring after the Collection Period on the last day of which the Adjusted Invested Amount is zero, the Fixed Investor Percentage will be deemed to be zero.

“Fleet Overconcentration” means, for any Determination Date, the excess, if any, of (a) the aggregate principal amount of the Receivables that are Fleet Receivables on the last day of the related Collection Period, over (b) 4% of the Pool Balance on the last day of that Collection Period (or a higher percentage so long as the Rating Agency Condition has been satisfied).

“Floating Investor Percentage” means, for any Deposit Date or Collection Period (or portion of any Collection Period occurring prior to the end of the Revolving Period), the percentage equivalent (not to exceed 100%) of a fraction (a) the numerator of which is the Adjusted Invested Amount on the last day of the prior Collection Period (or for the first Collection Period, the initial Note Balance of the Series 2015-4 Notes) and (b) the denominator of which is the Adjusted Pool Balance on the last day of the prior Collection Period (or for the first Collection Period, the Adjusted Pool Balance as of the Series Cutoff Date).

“Incremental Subordinated Amount” means, for any Determination Date, the product of:

(a)                                 a fraction, (i) the numerator of which is an amount (not less than zero) equal to (A) the Adjusted Invested Amount as of the related Payment Date, plus (B) the product of the initial Note Balance of the Series 2015-4 Notes times the excess of the Required Pool Percentage over 100%, plus (C) the Required Subordinated Amount on that Determination Date (without giving effect to the Incremental Subordinated Amount), minus (D) the Series 2015-4 Excess Funding Amount as of that Determination Date and (ii) the denominator of which is the Pool Balance on that Determination Date; times

(b)                                 the Non-Conforming Receivable Amount on that Determination Date.

“Initial Invested Amount” means, for the Series 2015-4 Notes and for any date, $431,373,000; provided, that the Initial Invested Amount will be reduced by the initial Note Balance of any Series 2015-4 Notes that are determined to be no longer Outstanding on the day prior to the start of the Early Amortization Period.

“Interest Collections Shortfall” means, for any Payment Date, an amount equal to the excess, if any, of (a) the amount required to be paid, without duplication, under Sections 4.2(a)(i) through (xv) on that Payment Date, over (b) the Available Investor Interest Collections for that Payment Date.

“Interest Period” means, for any Payment Date (a) for each Class of Notes, except the Class A-2 Notes, the period from the 15th day of the calendar month prior to that Payment Date to the 15th day of the following calendar month (or from the Closing Date to September 15, 2015 in the case of the first Payment Date), and (b) for the Class A-2 Notes, the period from the Payment Date prior to that Payment Date to such Payment Date (or, from the Closing Date to September 15, 2015 in the case of the first Payment Date).

“Invested Amount” means, as of any date, an amount equal to (a) the initial Note Balance of the Series 2015-4 Notes, minus (b) the aggregate amount of any principal payments made to the Noteholders of the Series 2015-4 Notes before that date, minus (c) the cumulative amount of unreimbursed Investor Charge-Offs applied to reduce the Invested Amount under Section 4.3 before that date, minus (d) the cumulative amount of unreimbursed Reallocated Principal Collections applied to reduce the Invested Amount under Section 4.4 before that date.

“Investor Charge-Off” means, for any Payment Date, the excess, if any, of the amount of the unfunded Investor Default Amount for that Payment Date over the amount of the Investor Default Amount applied to reduce the Available Subordinated Amount under Section 4.3 for that Payment Date.

“Investor Default Amount” means, for any Payment Date, an amount equal to the product of (a) the Floating Investor Percentage for the related Collection Period, times (b) the Defaulted Amount for that Collection Period.

“Investor Interest Collections” means, for any Deposit Date or Collection Period, an amount equal to the product of (a) the Floating Investor Percentage for the related Collection Period, times (b) the Interest Collections for that Deposit Date or Collection Period, as applicable.

“Investor Percentage” means, for any Collection Period (a) for Interest Collections and Defaulted Amounts at any time and Principal Collections during the Revolving Period, the Floating Investor Percentage and (b) for Principal Collections during the Controlled Accumulation Period or the Early Amortization Period, the Fixed Investor Percentage.

“Investor Principal Collections” means, for any Deposit Date or Collection Period, an amount equal to the product of (a) the Investor Percentage for the related Collection Period, times (b) the Principal Collections for that Deposit Date or Collection Period, as applicable.

“LIBOR” means, for any Interest Period, the rate determined by the Indenture Trustee on each LIBOR Determination Date on the basis of the rate for deposits in United States dollars for a period of one month which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on that date.  If that rate does not appear on the Reuters Screen LIBOR01 Page, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in U.S. dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period of one month commencing on that date and in a principal amount of at least U.S. $1,000,000.  The Indenture Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If at least two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations.  If fewer than two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by three major banks in New York City, selected by the Servicer, at approximately 11:00 a.m. (New York City time) on that day for loans in U.S. dollars to leading European banks for a period of one month commencing on that date and in a principal amount of at least U.S. $1,000,000; provided, however, that if the banks selected by the Servicer are not quoting rates, LIBOR for that date will be the same as LIBOR for the prior LIBOR Determination Date.

“LIBOR Determination Date” means, for any Interest Period, the date that is two London Banking Days prior to the start of the Interest Period.

“London Banking Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.

“Manufacturer Overconcentration” means, for any Determination Date, the sum of:

(a)                                 the excess, if any, of (i) the aggregate principal amount of Receivables that relate to a particular Manufacturer (other than Ford or one of its associated Manufacturers) with a long-term unsecured rating of “A-” or better by Standard & Poor’s and Fitch (if rated by Fitch), and “A3” or better by Moody’s (if rated by Moody’s) on the last day of the related Collection Period, over (ii) 10% of the Pool Balance on the last day of that Collection Period (or a higher percentage so long as the Rating Agency Condition has been satisfied); plus

(b)                                 the excess, if any, of (i) the aggregate principal amount of Receivables that relate to a particular Manufacturer (other than Ford or one of its associated Manufacturers) with a long-term unsecured rating of “BBB+” or lower by Standard & Poor’s or unrated by Standard & Poor’s, or “BBB+” or lower by Fitch (if rated by Fitch), or “Baa1” or lower by Moody’s (if rated by Moody’s) on the last day of the related Collection Period, over (ii) 2% of the Pool Balance on the last day of that Collection Period (or a higher percentage so long as the Rating Agency Condition has been satisfied).

“Medium and Heavy Truck Overconcentration” means, for any Determination Date, the excess, if any, of (a) the aggregate principal amount of Receivables that are Medium and Heavy Truck Receivables on the last day of the related Collection Period, over (b) 2% of the Pool Balance on the last day of that Collection Period (or a higher percentage so long as the Rating Agency Condition has been satisfied).

“Monthly Back-up Servicing Fee” means, for any Payment Date, an amount equal to one-twelfth of the product of (a) the Back-up Servicing Fee Rate, times (b) the percentage equivalent of a fraction, the numerator of which is the Floating Investor Percentage for the related Collection Period and the denominator of which is the sum of the “Floating Investor Percentages” for all Series for that Collection Period, times (c) the aggregate principal amount of Receivables on the last day of the prior Collection Period.  If no Back-up Servicing Agreement is in effect on any date, all references to the Monthly Back-up Servicing Fee in this Indenture Supplement will be deemed to be deleted from this Indenture Supplement and have no further effect.

“Monthly Depositor Servicing Fee” means, for any Payment Date, an amount equal to one-twelfth of the product of (a) the product of (i) the sum of the Servicing Fee Rate and the Back-up Servicing Fee Rate, times (ii) 100% minus the sum of the “Floating Investor Percentages” for all Series for the related Collection Period, times (iii) the aggregate principal amount of Receivables on the last day of the prior Collection Period, times (b) the percentage equivalent of a fraction, the numerator of which is the Floating Investor Percentage for the related Collection Period and the denominator of which is the sum of the “Floating Investor Percentages” for all Series for that Collection Period.

“Monthly Investor Report” has the meaning specified in Section 3.1(a).

“Monthly Principal Amount” means, for each Payment Date, beginning with the Payment Date in the month following the month in which (a) the Controlled Accumulation Period begins, an amount equal to the lesser of (i) the Controlled Deposit Amount for that Payment Date and (ii) the Adjusted Invested Amount on that Payment Date or (b) the Early Amortization Period begins, the Adjusted Invested Amount on that Payment Date.

“Monthly Principal Payment Rate” means, for any Collection Period, the percentage equivalent of a fraction (a) the numerator of which is the Principal Collections for that Collection Period and (b) the denominator of which is the Pool Balance on the first day of that Collection Period.

“Monthly Servicing Fee” means, for any Payment Date, an amount equal to one-twelfth of the product of (a) the Servicing Fee Rate, times (b) the percentage equivalent of a fraction, the numerator of which is the Floating Investor Percentage for the related Collection Period and the denominator of which is the sum of the “Floating Investor Percentages” for all Series for that Collection Period, times (c) the aggregate principal amount of Receivables on the last day of the prior Collection Period, or for the first Collection Period, the aggregate principal amount of Receivables on the Series Cutoff Date.

“Non-Conforming Receivable Amount” means, for any Determination Date, the excess, if any, of:

(a)                                 the sum, without duplication, of (i) the principal amount of Receivables constituting Ineligible Receivables for that Determination Date, plus (ii) the aggregate amount of Dealer Overconcentrations, Development Dealer Overconcentrations, Fleet Overconcentrations, Manufacturer Overconcentrations, Medium and Heavy Truck Overconcentrations and Used Vehicle Overconcentrations for that Determination Date; over

(b)                                 the sum, without duplication, of (i) the principal amount of Receivables constituting Ineligible Receivables that became Defaulted Receivables during the period from the prior Determination Date to the current Determination Date, plus (ii) the aggregate principal amount of Receivables contributing to Dealer Overconcentrations, Development Dealer Overconcentrations, Fleet Overconcentrations, Manufacturer Overconcentrations, Medium and Heavy Truck Overconcentrations and Used Vehicle Overconcentrations that, in each case, became Defaulted Receivables during the period from the prior Determination Date (or, in the case of the first Determination Date, the Series Cutoff Date) to the current Determination Date.

“Note Interest Rate” means, for each Class, the interest rate per annum specified in Section 2.1(b).

“Note Interest Shortfall” means, for a Class and a Payment Date, an amount equal to:

(a)                                 the Note Monthly Interest for the prior Payment Date for that Class; plus

(b)                                 any Note Interest Shortfall for that Class for the prior Payment Date together with interest on the Note Interest Shortfall, to the extent lawful, at the Note Interest Rate for that Class for the related Interest Period; minus

(c)                                  the amount of Interest that was paid to the Noteholders of that Class on the prior Payment Date.

“Note Monthly Interest” means, for a Class and a Payment Date, the aggregate amount of interest accrued on the Note Balance of that Class at the Note Interest Rate for that Class for the related Interest Period.

“Note Transfer” has the meaning specified in Section 5.2(b).

“Payment Date” means the 15th day of each month, or if not a Business Day, the next Business Day, commencing in the first full month after the Closing Date.

“Principal Sharing Group One” means Series 2015-4 and each other Series specified in the related Indenture Supplement to be included in Principal Sharing Group One.

“Principal Shortfall” means, for Series 2015-4 and any Payment Date, an amount equal to (a) for any Payment Date in the Revolving Period, zero, and (b) for any Payment Date in the Controlled Accumulation Period or Early Amortization Period, the excess, if any, of the Monthly Principal Amount for that Payment Date, over the amount of Available Investor Principal Collections for that Payment Date (excluding any Available Investor Principal Collections attributable to Shared Principal Collections).

“QIB” means a “Qualified Institutional Buyer” as specified in paragraph (a) of Rule 144A.

“Rating Agency” means each of Moody’s and Standard & Poor’s.

“Rating Agency Condition” means:

(a)                                 for Standard & Poor’s and any proposed action, that Standard & Poor’s has notified the Depositors, the Servicer and the Indenture Trustee that the proposed action will not result in a downgrade or withdrawal of its then-current rating of any Series 2015-4 Notes; and

(b)                                 for Moody’s and any proposed action, the Issuer has given ten Business Days’ prior notice to Moody’s of the proposed action, and Moody’s has not notified the Depositors, the Servicer or the Indenture Trustee within that period that the action will result in a downgrade or withdrawal of its then-current rating on any of the Series 2015-4 Notes; provided, that Moody’s may, at its option, notify the Depositors, the Servicer and the Indenture Trustee that the action will not result in a reduction or withdrawal of its then-current rating of any of the Series 2015-4 Notes.

“Reallocated Principal Collections” means, for any Payment Date, the amount of Investor Principal Collections applied in accordance with Sections 4.2(b)(iv) and 4.4 in an amount not to exceed:

(a)                                 for the Class A Notes, the sum of (i) the Available Subordinated Amount plus (ii) the Class B Invested Amount plus (iii) the Class C Invested Amount plus (iv) the Class D Invested Amount, in each case, for that Payment Date;

(b)                                 for the Class B Notes, the sum of (i) the Available Subordinated Amount plus (ii) the Class C Invested Amount plus (iii) the Class D Invested Amount, in each case, for that Payment Date;

(c)                                  for the Class C Notes, the sum of (i) the Available Subordinated Amount plus (ii) the Class D Invested Amount, in each case, for that Payment Date; and

(d)                                 for the Class D Notes, the Available Subordinated Amount for that Payment Date.

“Reassignment Amount” means, for any Payment Date, the sum of (a) the Note Balance of the Series 2015-4 Notes on that Payment Date, plus (b) the Accrued Note Interest for each Class for that Payment Date, plus (c) any other amounts due and payable by the Issuer on that Payment Date in respect of Series 2015-4, in each case, after giving effect to any payments to be made on that Payment Date.

“Reference Banks” means four major banks in the London interbank market selected by the Servicer.

“Required Accumulation Factor Number” means, for any Determination Date, a fraction, rounded upwards to the nearest whole number, the numerator of which is one and the denominator of which is equal to the lowest Monthly Principal Payment Rate, expressed as a decimal, for the twelve Collection Periods prior to the date of the calculation.

“Required Pool Percentage” means 100%.

“Required Subordinated Amount” means, as of any date, the sum of:

(a)                                 the greater of (i) zero and (ii) the product of (A) the Subordinated Percentage, times (B) the excess of the initial Note Balance of the Series 2015-4 Notes over the Series 2015-4 Excess Funding Amount on that date; plus

(b)                                 the Incremental Subordinated Amount for that date.

“Reuters Screen LIBOR01 Page” means the display page currently designated on the Reuters Capital Markets service (or another page in that service that replaces that page for the purpose of displaying comparable rates or prices).

“Revolving Period” means the period beginning on the Closing Date and ending on the earlier of the day prior to the date on which the Controlled Accumulation Period or the Early Amortization Period starts.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Information” has the meaning specified in Section 5.2(d).

“Series 2015-4” means the Series of Notes, the Principal Terms of which are specified in this Indenture Supplement.

“Series 2015-4 Accounts” means the Series 2015-4 Principal Funding Account, the Series 2015-4 Reserve Account and the Series 2015-4 Accumulation Period Reserve Account, which will constitute the “Series Accounts” for Series 2015-4 for purposes of the Indenture.

“Series 2015-4 Accumulation Period Reserve Account” means the account designated under Section 4.7(c).

“Series 2015-4 Accumulation Period Reserve Account Available Amount” means, for each Payment Date, the lesser of:

(a)                                 the amount in the Series 2015-4 Accumulation Period Reserve Account on that Payment Date (excluding any net investment earnings and before giving effect to any deposits or withdrawals made or to be made on that Payment Date); and

(b)                                 the Series 2015-4 Accumulation Period Reserve Account Required Amount.

“Series 2015-4 Accumulation Period Reserve Account Deposit Amount” means, for each Payment Date beginning on the Series 2015-4 Accumulation Period Reserve Account Funding Date and until termination of the Series 2015-4 Accumulation Period Reserve Account under Section 4.7(c)(iii), the excess of (a) the Series 2015-4 Accumulation Period Reserve Account Required Amount, over (b) the Series 2015-4 Accumulation Period Reserve Account Available Amount for that Payment Date.

“Series 2015-4 Accumulation Period Reserve Account Funding Date” means the Payment Date occurring in the second Collection Period prior to the scheduled commencement of the Controlled Accumulation Period (or an earlier or later date as may be directed by the Servicer; provided that, if the Series 2015-4 Accumulation Period Reserve Account Funding Date occurs on a later date, the Series 2015-4 Accumulation Period Reserve Account is expected to be fully funded by the commencement of the Controlled Accumulation Period).

“Series 2015-4 Accumulation Period Reserve Account Required Amount” means an amount equal to 0.25% of the initial Note Balance of the Series 2015-4 Notes.

“Series 2015-4 Accumulation Period Reserve Draw Amount” means, for any Payment Date relating to the Controlled Accumulation Period or the first Payment Date in the Early Amortization Period, the lesser of (a) the excess, if any, of (i) an amount equal to one-twelfth of the product of (A) the amount in the Series 2015-4 Principal Funding Account on the prior Payment Date (excluding net investment earnings), times (B) the weighted average (weighted by the aggregate Note Balance of each Class of Series 2015-4 Notes) of the Note Interest Rate for each Class of Series 2015-4 Notes for the related Interest Period, over (ii) the portion of the Available Investor Interest Collections for that Payment Date constituting net investment earnings from the Series 2015-4 Accounts and (b) the Series 2015-4 Accumulation Period Reserve Account Available Amount for that Payment Date.

“Series 2015-4 Amortization Event” has the meaning specified in Section 6.1.

“Series 2015-4 Collateral” means (a) all Collections on the Receivables allocated to the Series 2015-4 Noteholders, (b) all security entitlements relating to the Series 2015-4 Accounts and the property deposited in or credited to any of the Series 2015-4 Accounts, (c) all present and future claims, demands, causes in action and choses in action in respect of the foregoing and (d) all payments on and proceeds of the foregoing.

“Series 2015-4 Excess Funding Amount” means, as of any date, the product of (a) the amount in the Excess Funding Account (excluding any net investment earnings) on that date, times (b) a fraction (i) the numerator of which is the Adjusted Invested Amount as of that date and (ii) the denominator of which is the sum of the “Adjusted Invested Amounts” of all Series.

“Series 2015-4 Final Maturity Date” means the August 2020 Payment Date.

“Series 2015-4 Notes” has the meaning specified in Section 2.1(a).

“Series 2015-4 Principal Funding Account” means the account designated under Section 4.7(a).

“Series 2015-4 Reserve Account” means the account designated under Section 4.7(b).

“Series 2015-4 Reserve Account Available Amount” means, for any Payment Date, the lesser of (a) the amount in the Series 2015-4 Reserve Account on that date (excluding any net investment earnings and before giving effect to any deposit or withdrawal on that Payment Date) and (b) the Series 2015-4 Reserve Account Required Amount for that Payment Date.

“Series 2015-4 Reserve Account Deposit Amount” means, for any Payment Date, the excess, if any, of (a) the Series 2015-4 Reserve Account Required Amount for that Payment Date, over (b) the Series 2015-4 Reserve Account Available Amount for that Payment Date.

“Series 2015-4 Reserve Account Required Amount” means, for any Payment Date, an amount equal to the product of (a) the Series 2015-4 Reserve Account Required Percentage, times (b) the Initial Invested Amount; provided, that the Reserve Account Required Amount for the Closing Date is $4,313,730.

“Series 2015-4 Reserve Account Required Percentage” means, (a) for any Payment Date not described in clauses (b) or (c), 1.0%, (b) for any Payment Date during a Subordination Step-up Period for which the Depositors have elected to increase the Series 2015-4 Reserve Account Required Percentage in accordance with Section 4.7(b), 1.0% plus the Step-up Percentage or (c) for any Payment Date in the Early Amortization Period on which the Depositors have not elected to increase the Series 2015-4 Reserve Account Required Percentage under clause (b), 5.0%; provided, that the Depositors may reduce any of these percentages so long as the Rating Agency Condition is satisfied.

“Series Cutoff Date” means the close of business on July 31, 2015.

“Servicing Fee Rate” means 1% per annum.

“Shared Principal Collections” means, for Series 2015-4 and any Payment Date, an amount equal to the excess, if any, of (a) the Available Investor Principal Collections for that Payment Date (without giving effect to clause (a)(iv) of the definition of “Available Investor Principal Collections”), over (b) the amount required to be deposited or distributed, without duplication, under Sections 4.2(c)(i) on that Payment Date.

“Similar Law” means any federal, state, local or non-U.S. law or regulation substantially similar to the provisions of Title I of ERISA or Section 4975 of the Code.

“Step-up Percentage” means the excess of the Subordinated Percentage calculated using a Subordination Factor of 16.00% over the Subordinated Percentage calculated using a Subordination Factor of 12.00%.

“Subordinated Percentage” means the percentage equivalent of a fraction (a) the numerator of which is the Subordination Factor and (b) the denominator of which is the excess of 100%, over the Subordination Factor.

“Subordination Factor” means, for the Series 2015-4 Notes, (a) for any Determination Date not described in clause (b), 12.00% or (b) for any Determination Date during a Subordination Step-up Period, unless the Depositors have elected to increase the Series 2015-4 Reserve Account Required Percentage in accordance with Section 4.7(b), 16.00%.

“Subordination Step-up Period” means any period beginning on the Determination Date for which the average of the Monthly Principal Payment Rates for the three prior Collection Periods is less than 25% and ending on the Determination Date for which the average of the Monthly Principal Payment Rates for the three prior Collection Periods is equal to or greater than 25%.

“Used Vehicle Overconcentration” means, for any Determination Date, the excess, if any, of (a) the aggregate principal amount of Receivables on credit lines that are designated by the Servicer specifically for purchases of Used Vehicles on the last day of the related Collection Period, over (b) 20% of the Pool Balance on the last day of that Collection Period (or a higher percentage so long as the Rating Agency Condition has been satisfied).

“Void Note Transfer” has the meaning specified in Section 5.2(b).

Section 1.2.                                 Defined Terms for Other Series.  Capitalized terms in this Indenture Supplement, when used in quotation marks with a reference to one or more Series, have the respective meanings specified for each of those Series in the related Indenture Supplement.

ARTICLE II
CREATION OF SERIES 2015-4 NOTES

Section 2.1.                                 Principal Terms of Series 2015-4 Notes.  The Principal Terms for the Series 2015-4 Notes are as follows:

(a)                                 Creation and Designation.  This Indenture Supplement creates a Series of Notes to be issued by the Issuer on the Closing Date under the Indenture and this Indenture Supplement to be known as the “Series 2015-4 Asset Backed Notes” or the “Series 2015-4 Notes.”

(b)                                 Note Interest Rate and Initial Note Balance.  The Indenture Trustee will, on Issuer Order, authenticate and deliver the Series 2015-4 Notes for original issue in the following Classes, each having the Note Interest Rates and initial Note Balances specified below.

Class	Note Interest Rate	Initial Note Balance
Class A-1 Notes	1.77%	$240,000,000
Class A-2 Notes	One-month LIBOR + 0.60%	$135,000,000
Class B Notes	1.96%	$17,157,000
Class C Notes	2.21%	$24,510,000
Class D Notes	2.76%	$14,706,000

(c)                                  Sharing Groups.  Series 2015-4 will be in Excess Interest Sharing Group One and in Principal Sharing Group One.

(d)                                 Form of Notes.  Each Class of Series 2015-4 Notes, together with the Indenture Trustee’s certificate of authentication, will be in substantially the form of Exhibit A with variations as are required or permitted by this Indenture Supplement and the Indenture.  The Series 2015-4 Notes may have marks of identification and legends or endorsements placed on them as may be determined, consistent with this Indenture Supplement and the Indenture, by the Responsible Persons executing the Series 2015-4 Notes, as evidenced by their execution of the Series 2015-4 Notes.

(e)                                  Book-Entry Series 2015-4 Notes.  The Series 2015-4 Notes initially will be issued as Book-Entry Notes.  On or before the Series Issuance Date, Global Notes representing each Class of Series 2015-4 Notes will be deposited with the Clearing Agency.

(f)                                   Series Issuance Date.  The Series Issuance Date for the Series 2015-4 Notes will be the Closing Date.

(g)                                  Final Maturity Date.  The Series 2015-4 Notes will be payable on the Series 2015-4 Final Maturity Date.

(h)                                 Denominations.  The Series 2015-4 Notes will be issued in fully registered form in minimum amounts of $1,000 and in integral multiples of $1,000 in excess of that minimum amount (except that one Note of each Class may be issued in a different amount so long as the amount exceeds $1,000).

(i)                                     Indenture.  The Series 2015-4 Notes are “Notes” and this Indenture Supplement is an “Indenture Supplement” for all purposes of the Indenture.  If any provision of the Series 2015-4 Notes or this Indenture Supplement conflicts with or is inconsistent with the Indenture, the provisions of the Series 2015-4 Notes or this Indenture Supplement, as the case may be, control.

(j)                                    Events of Default.  There will be no additional Events of Default for the Series 2015-4 Notes.

Section 2.2.                                 Additional Issuance; Reopening.

The Issuer may from time to time, without notice to, or the consent of, Noteholders of any Series, create and issue additional Series 2015-4 Notes of the same Class as any Class issued on the Closing Date.  Any additional Series 2015-4 Notes will form part of and have the same Principal Terms as the previously issued Class, except for (i) the initial principal amount of the previously issued Class, the Initial Invested Amount and the initial Note Balance of the previously issued Class on the Closing Date, (ii) the accrual and payment of interest prior to the issuance date of the additional Series 2015-4 Notes and (iii) the first payment of interest following the issuance of the additional Series 2015-4 Notes.  When issued, the additional Series 2015-4 Notes will be equally and ratably entitled to the benefits of the Indenture and this Indenture Supplement applicable to those Series 2015-4 Notes of the same Class issued on the Closing Date without preference, priority or distinction.  The obligation of the Indenture Trustee to authenticate and deliver additional Series 2015-4 Notes after the Closing Date and to execute and deliver any amendments to this Indenture Supplement to facilitate the additional issuance will be subject to the satisfaction of the following conditions:

(a)                                 on or before the second Business Day prior to the issuance of the additional Series 2015-4 Notes, the Issuer has given the Indenture Trustee and each Rating Agency notice of the additional issuance and the date of the additional issuance;

(b)                                 the Issuer has delivered to the Indenture Trustee any amendments to this Indenture Supplement required to facilitate the additional issuance, in form reasonably satisfactory to the Indenture Trustee executed by the Issuer;

(c)                                  the Rating Agency Condition has been satisfied for the additional issuance;

(d)                                 each Depositor has delivered to the Indenture Trustee an Officer’s Certificate, dated the date of the additional issuance, stating that:

(i)             the additional issuance will not have an Adverse Effect or cause an Amortization Event to occur for any Series; and

(ii)          all conditions precedent under this Section 2.2 to the issuance of the additional Series 2015-4 Notes have been complied with;

(e)                                  on or before the additional issuance date for any Class (treating the Class A-1 Notes and the Class A-2 Notes as a single Class), the Issuer will have issued Notes of each Class that is junior to that Class so that the proportion of the Note Principal Balance of each junior Class to the Note Principal Balance of any more senior Class is equal to or greater than the proportion that existed on the Closing Date;

(f)                                   the Depositors have deposited in the Series 2015-4 Reserve Account from the proceeds of the issuance the amount as is necessary to cause the amount on deposit to equal the Series 2015-4 Reserve Account Required Amount after giving effect to the issuance; and

(g)                                  the Net Adjusted Pool Balance equals or exceeds the Required Pool Balance after giving effect to the additional issuance (taking into account any deposit of the proceeds of the additional Series 2015-4 Notes in the Excess Funding Account).

Section 2.3.                                 Payments.

(a)                                 Each Class of Notes will accrue interest at the applicable Note Interest Rate.  Interest on each Note will be due and payable on each Payment Date as specified in the Note.  Interest on the Notes (other than the Class A-2 Notes) will be computed on the basis of a 360-day year consisting of twelve 30-day months.  Interest on the Class A-2 Notes will be computed on the basis of actual number of days elapsed and a 360-day year.

(b)                                 Interest and principal payments on each Class of Notes will be made ratably to the Noteholders of that Class entitled to those payments.  On each Payment Date, distributions of interest on and principal of the Book-Entry Notes will be paid to the registered Noteholder by wire transfer in immediately available funds to the account designated by the nominee of the

Clearing Agency (initially, the nominee will be Cede & Co.).  Distributions of interest on and principal of the Definitive Notes will be paid to the registered Noteholder (i) if the Noteholder has provided to the Note Registrar appropriate instructions at least five Business Days before that Payment Date and the aggregate original principal amount of the Noteholder’s Notes is at least $1,000,000, by wire transfer in immediately available funds to the account of the Noteholder or (ii) by check mailed first class mail, postage prepaid, to the registered Noteholder’s address as it appears on the Note Register on the related Record Date.  However, the final installment of principal (whether payable by wire transfer or check) of each Note on a Payment Date or the Series 2015-4 Final Maturity Date will be payable only on presentation and surrender of the Note.  The Indenture Trustee will notify each registered Noteholder of the date on which the Issuer expects that the final installment of principal of and interest on the registered Noteholder’s Notes will be paid not later than five days before that date.  The notice will be prepared by the Issuer and will specify the place where the Notes may be presented and surrendered for payment of the final installment.  All funds paid by wire transfers or checks that are returned undelivered will be held under Section 3.3 of the Indenture.

(c)                                  The principal of each Note will be payable in installments on each Payment Date as specified in the Note.  The entire unpaid Note Balance of each Class of Notes will be due and payable on the Series 2015-4 Final Maturity Date.  Notwithstanding the foregoing, the entire unpaid principal amount of the Notes will be due and payable on the date on which the Notes are declared to be immediately due and payable in the manner provided in Section 5.2(a) of the Indenture.

ARTICLE III
REPORTS AND SERVICING

Section 3.1.                                 Reports and Statements to Noteholders of Series 2015-4 Notes.

(a)                                 On or before each Determination Date, the Servicer will deliver to the Issuer, the Indenture Trustee and each Rating Agency a report substantially in the form of Exhibit B or another form as the Servicer may determine; provided that the report contains substantially the same information as set forth in Exhibit B (a “Monthly Investor Report”).  A Responsible Person of the Servicer will certify the accuracy of the information in the Monthly Investor Report under Section 3.6 of the Sale and Servicing Agreements.

(b)                                 On each Payment Date, the Indenture Trustee will deliver to each Noteholder of Series 2015-4 Notes a Monthly Investor Report; provided, that, in lieu of the Indenture Trustee’s delivering the statement, the Indenture Trustee may make the statement available to the Noteholders of the Series 2015-4 through the Indenture Trustee’s internet website, which initially is located at http://GCTInvestorreporting.bnymellon.com.

(c)                                  A copy of each Monthly Investor Report may be obtained by any Noteholder of Series 2015-4 Notes by a request to the Servicer.

(d)                                 If required by law, on or before January 31 of each calendar year, beginning with the calendar year following the Closing Date, the Indenture Trustee will furnish or cause to be furnished to each Person who at any time during the prior calendar year was a Noteholder of the

Series 2015-4 Notes, a statement prepared by the Servicer containing the information that is required to be contained in the statements to the Noteholders of the Series 2015-4 Notes, as described in Section 3.1(a), aggregated for the prior calendar year, together with other information required to be provided by an issuer of indebtedness under the Code; provided, however, that in lieu of the Indenture Trustee’s delivering the statement, the Indenture Trustee may make the statement available to the Noteholders of the Series 2015-4 Notes through the Indenture Trustee’s internet website, which initially is located at http://GCTInvestorreporting.bnymellon.com.  This obligation of the Servicer will be deemed to have been satisfied to the extent that substantially comparable information is provided by the Indenture Trustee under any requirements of the Code as from time to time in effect.

Section 3.2.                                 Servicing Compensation.  The share of the Servicing Fee allocable to Series 2015-4 for any Payment Date is equal to the Monthly Servicing Fee.  The portion of the Servicing Fee that is not allocable to Series 2015-4 will be paid by the holders of the Depositor Interest or the Noteholders of other Series (under the related Indenture Supplement) and in no event will the Issuer, the Indenture Trustee or the Noteholders of the Series 2015-4 Notes be liable for the share of the Servicing Fee to be paid by the holders of the Depositor Interest or the Noteholders of any other Series.

ARTICLE IV
RIGHTS OF NOTEHOLDERS OF SERIES 2015-4 NOTES
AND ALLOCATION AND APPLICATION OF COLLECTIONS

Section 4.1.                                 Collections and Allocations.

(a)                                 Allocations.  Under Section 8.4(a) of the Indenture, Interest Collections, Principal Collections and Defaulted Receivables will be allocated between Series 2015-4 and the Depositor Interest and then applied to Series 2015-4 and the Depositor Interest under this Article IV.

(b)                                 Allocations to Depositor Interest.

(i)                                                   Available Depositor Collections.  On each Deposit Date, the Servicer will make the following deposits and payments from Available Depositor Collections for that Deposit Date or the related Collection Period, as applicable, in the following order of priority:

(A)                               to the Collection Account, but only to the extent needed to pay, to the knowledge of the Servicer on that Deposit Date, the following amounts on the related Payment Date: (I) to cover shortfalls in applications, payments and deposits of Available Investor Interest Collections on the related Payment Date required under Section 4.2(b)(ii), and to cover similar shortfalls for other Series and (II) during an Early Amortization Period, to cover amounts to be deposited under Section 4.2(e) on that Payment Date;

(B)                               to the Excess Funding Account, to the extent that the Required Depositor Amount for the prior Calculation Date (and, if that

Calculation Date is a Determination Date, after giving effect to the allocations, payments, withdrawals and deposits to be made on the Payment Date following that Determination Date) exceeds the Depositor Amount; and

(C)                               (1) if the Depositors are the sole holders of the Depositor Interest, to the Depositors in accordance with their respective percentage interests in the Depositor Interest or (2), otherwise, to the Depositor Interest Account for distribution to the holders of the Depositor Interest in accordance with the Trust Agreement, any remaining amount.

(ii)                                                Excess Depositor Interest Collections.  On each Deposit Date, the Servicer will make the following deposits and payments from Excess Depositor Interest Collections for that Deposit Date or the related Collection Period, as applicable, in the following order of priority:

(A)                               to the Collection Account, until the amount deposited under this clause (A) is equal to the Monthly Depositor Servicing Fee for all Series for that Collection Period; and

(B)                               (1) if the Depositors are the sole holders of the Depositor Interest, to the Depositors in accordance with their respective percentage interests in the Depositor Interest or (2), otherwise, to the Depositor Interest Account for distribution to the holders of the Depositor Interest in accordance with the Trust Agreement, any remaining amount.

(iii)                                             Excess Depositor Principal Collections.  On each Deposit Date, the Servicer will make the following deposits and payments from Excess Depositor Principal Collections for that Deposit Date or the related Collection Period, as applicable, in the following order of priority:

(A)                               to the Excess Funding Account, to the extent that the Required Depositor Amount for the prior Calculation Date (and, if that Calculation Date is a Determination Date, after giving effect to the allocations, payments, withdrawals and deposits to be made on the Payment Date following that Determination Date) exceeds the Depositor Amount;

(B)                               to the Collection Account, until the amount deposited under this clause (B) is equal to the excess, if any, of the Monthly Depositor Servicing Fee for all Series for that Collection Period over the amount deposited in the Collection Account under Section 4.1(b)(ii)(A); and

(C)                               (1) if the Depositors are the sole holders of the Depositor Interest, to the Depositors in accordance with their respective percentage interests in the Depositor Interest or (2), otherwise, to the Depositor Interest Account for distribution to the holders of the Depositor Interest in accordance with the Trust Agreement, any remaining amount.

(iv)                              Available Depositor Collections True-up.  On each Determination Date, the Servicer will deposit in the Collection Account the lesser of (A) the portion, if any, of the amount described in Section 4.1(b)(i)(A)(I) for the related Collection Period that has not previously been deposited in the Collection Account under Section 4.1(b)(i)(A)(I) and (B) the aggregate amount paid to the Depositors or to the Depositor Interest Account for distribution to the holders of the Depositor Interest for the related Collection Period under Section 4.1(b)(i)(C).  Any amount deposited under this Section 4.1(b)(iv) will be repaid to the Servicer by the holders of the Depositor Interest or, if not so repaid, may be withheld by the Servicer from subsequent distributions to the holders of the Depositor Interest.

(c)                                  Allocations to Series 2015-4.  The Servicer will allocate to the Noteholders of Series 2015-4 Notes and deposit in the Collection Account for application under this Indenture Supplement the following amounts:

(i)                                     on each Deposit Date, an amount equal to the Investor Interest Collections for that Deposit Date or the related Collection Period, as applicable, until the amount in the Collection Account allocated to Series 2015-4 equals the excess of (I) the amounts to be paid or distributed, to the knowledge of the Servicer on that Deposit Date, on the related Payment Date under Section 4.2(a)(i) through (xvi), over (II) the Monthly Depositor Servicing Fee for the related Collection Period;

(ii)                                  on each Deposit Date, an amount equal to the Investor Principal Collections for that Deposit Date or the related Collection Period, as applicable, until the amount in the Collection Account allocated to Series 2015-4 equals the amounts to be paid or distributed, to the knowledge of the Servicer on that Deposit Date, on the related Payment Date under Section 4.2(b)(iv), (c) or (d), as applicable;

(iii)                               on each Determination Date, an amount equal to the lesser of (A) the portion, if any, of the excess of (I) the amounts to be paid or distributed on the related Payment Date under Section 4.2(a)(i) through (xvi), over (II) the Monthly Depositor Servicing Fee for the related Collection Period that has not previously been deposited in the Collection Account under Section 4.1(c)(i) and (B) the amount of Investor Interest Collections for the related Collection Period that has not previously been deposited in the Collection Account under Section 4.1(c)(i); and

(iv)                              on each Determination Date, an amount equal to the lesser of (A) the portion, if any, of the amounts to be paid or distributed on the related Payment Date under Section 4.2(b)(iv), (c) or (d), as applicable, that has not previously been deposited in the Collection Account under Section 4.1(c)(ii) and (B) the amount of Investor Principal Collections for the related Collection Period that has not previously been deposited in the Collection Account under Section 4.1(c)(ii).

Section 4.2.                                 Application of Available Funds in Collection Account and Other Sources.

(a)                                 As long as the Indenture Trustee has received the Monthly Investor Report by the related Determination Date, the Indenture Trustee (based on the information in the Monthly

Investor Report) will, on each Payment Date and to the extent of Available Investor Interest Collections in the Collection Account, make the following applications, payments or deposits in the following order of priority:

(i)                                     to the Noteholders of each Class of Class A Notes, the Accrued Note Interest for each Class of Class A Notes for that Payment Date or, if Available Investor Interest Collections are insufficient to pay the Accrued Note Interest in full for each Class of Class A Notes, to the Noteholders of each Class of Class A Notes, pro rata, based on the Note Balance of each Class of Class A Notes;

(ii)                                  to the Noteholders of the Class B Notes, the Accrued Note Interest for the Class B Notes for that Payment Date;

(iii)                               to the Noteholders of the Class C Notes, the Accrued Note Interest for the Class C Notes for that Payment Date;

(iv)                              to the Noteholders of the Class D Notes, the Accrued Note Interest for the Class D Notes for that Payment Date;

(v)                                 pro rata, to the payment of all amounts, including indemnities, then due to the Owner Trustee and the Indenture Trustee for the Series 2015-4 Notes, and any expenses incurred by the Issuer for the Series 2015-4 Notes in accordance with the Transaction Documents, in each case, to the extent not paid by the Servicer or the Administrator, up to a maximum of $150,000 per year;

(vi)                              pro rata (A) to the Back-up Servicer, the Monthly Back-up Servicing Fee for that Payment Date, if any, together with any Monthly Back-up Servicing Fees previously due but not paid on prior Payment Dates and (B) if Ford Credit or one of its Affiliates is no longer the Servicer, to the Servicer, the Monthly Servicing Fee for that Payment Date, together with any Monthly Servicing Fees previously due but not paid on prior Payment Dates (unless that amount has been netted against deposits in the Collection Account in accordance with Section 8.4(c) of the Indenture);

(vii)                           to treat as Available Investor Principal Collections for that Payment Date, the Investor Default Amount for that Payment Date;

(viii)                        to the Series 2015-4 Reserve Account, the Series 2015-4 Reserve Account Deposit Amount for that Payment Date;

(ix)                              to treat as Available Investor Principal Collections for that Payment Date, the sum of Investor Charge-Offs that have not been previously reimbursed;

(x)                                 to treat as Available Investor Principal Collections for that Payment Date, the sum of Reallocated Principal Collections that have not been previously reimbursed;

(xi)                              beginning on the Series 2015-4 Accumulation Period Reserve Account Funding Date, to the Series 2015-4 Accumulation Period Reserve Account, the Series 2015-4 Accumulation Period Reserve Account Deposit Amount for that Payment Date;

(xii)                                                 if Ford Credit or one of its Affiliates is the Servicer, to the Servicer, the Monthly Servicing Fee for that Payment Date, together with any Monthly Servicing Fees previously due but not paid on prior Payment Dates (unless that amount has been netted against deposits in the Collection Account in accordance with Section 8.4(c) of the Indenture);

(xiii)                                                to the Depositor Interest Account for distribution to the holders of the Depositor Interest in accordance with the Trust Agreement to increase the Available Subordinated Amount, the excess of the Required Subordinated Amount over the Available Subordinated Amount (unless that amount has been netted against deposits in the Collection Account in accordance with Section 8.4(c) of the Indenture);

(xiv)                                               pro rata, to the payment of all amounts, including indemnities, then due to the Owner Trustee and the Indenture Trustee for the Series 2015-4 Notes, and any expenses incurred by the Issuer for the Series 2015-4 Notes in accordance with the Transaction Documents, in each case, to the extent not paid by the Servicer or the Administrator or under clause (v) above;

(xv)                                                  to the Back-up Servicer, any amounts due under Section 2.3(b) of the Back-up Servicing Agreement and any Transition Costs due under Section 2.3(c) of the Back-up Servicing Agreement in excess of the amount in the Back-up Servicer Reserve Account, in each case, for the Series 2015-4 Notes;

(xvi)                                               to treat as Excess Interest Collections available from Series 2015-4, the Interest Collections Shortfalls for other Series in Excess Interest Sharing Group One; and

(xvii)                                            to the Depositor Interest Account for distribution to the holders of the Depositor Interest in accordance with the Trust Agreement, all remaining Available Investor Interest Collections.

(b)                                 If Available Investor Interest Collections for any Payment Date are insufficient to make the applications, payments and deposits required under Section 4.2(a), as long as the Indenture Trustee has received the Monthly Investor Report by the related Determination Date, the Indenture Trustee (based on the information in the Monthly Investor Report) will, on or before that Payment Date, apply available funds from the following sources in the following order of priority:

(i)             from Excess Interest Collections available from other Series in Excess Interest Sharing Group One, to cover shortfalls in the applications, payments and deposits under Sections 4.2(a)(i) through (xv) in that order;

(ii)          from Available Depositor Interest Collections and Available Depositor Principal Collections (for Available Depositor Principal Collections, in an amount not exceeding the Available Subordinated Amount (before giving effect to Section 4.3) for that Payment Date), to cover shortfalls in the applications, payments and deposits required under Sections 4.2(a)(i) through (x) in that order; provided that, if the amount of Available Depositor Collections is insufficient to cover those shortfalls for Series 2015-4, as well as any similar shortfalls for other Series, then Available Depositor Collections will be allocated to Series 2015-4 based on the ratio that the Available Subordinated Amount for Series 2015-4 bears to the aggregate “Available Subordinated Amounts” for all Series having those shortfalls; provided, further, that if the amount of Available Depositor Collections exceeds the aggregate amount of those shortfalls for all Series, then the excess Available Depositor Collections will be applied to cover any unpaid Adjustment Payments;

(iii)                               from the Series 2015-4 Reserve Account Available Amount, to cover shortfalls in the applications, payments and deposits required under Sections 4.2(a)(i) through (vii) in that order; and

(iv)                              from the Reallocated Principal Collections for that Payment Date, to cover shortfalls in the payments required under Sections 4.2(a)(i) through (iv).

(c)                                                          As long as the Indenture Trustee has received the Monthly Investor Report by the related Determination Date, the Indenture Trustee (based on information in the Monthly Investor Report) will, on each Payment Date and to the extent of Available Investor Principal Collections on deposit in the Collection Account, make the following applications, payments or deposits in the following order of priority:

(i)                                     on any Payment Date in the Controlled Accumulation Period or Early Amortization Period, to the Series 2015-4 Principal Funding Account, the excess, if any, of the Monthly Principal Amount for that Payment Date over the amount deposited in the Series 2015-4 Principal Funding Account from the Excess Funding Account under Section 4.2(d) on that Payment Date;

(ii)                                  to other Principal Sharing Series in Principal Sharing Group One, the Shared Principal Collections for that Payment Date;

(iii)                               to the Excess Funding Account, the excess, if any, of the Required Pool Balance over the Net Adjusted Pool Balance under Section 8.3(b)(ii) of the Indenture; and

(iv)                              to the Depositor Interest Account for distribution to the holders of the Depositor Interest in accordance with the Trust Agreement, all remaining Available Investor Principal Collections.

(d)                                                         As long as the Indenture Trustee has received the Monthly Investor Report by the related Determination Date, the Indenture Trustee (based on information in the Monthly Investor Report) will, on each Payment Date in the Controlled Accumulation Period or an Early Amortization Period, deposit in the Series 2015-4 Principal Funding Account from the Excess Funding Account the lesser of (i) the Series 2015-4 Excess Funding Amount and (ii) the Monthly Principal Amount for that Payment Date.

(e)                                                          If Available Investor Principal Collections for any Payment Date in an Early Amortization Period are insufficient to deposit the amount required under Section 4.2(c)(i), as long as the Indenture Trustee has received the Monthly Investor Report by the related Determination Date, the Indenture Trustee (based on the information in the Monthly Investor

Report) will, on that Payment Date, deposit in the Series 2015-4 Principal Funding Account Available Depositor Interest Collections and Available Depositor Principal Collections (for Available Depositor Principal Collections, in an amount not to exceed the Available Subordinated Amount) on that Payment Date in an amount equal to the excess of the Adjusted Invested Amount over the sum of the amounts deposited in the Series 2015-4 Principal Funding Account from Available Investor Principal Collections under Section 4.2(c)(i) and from the Excess Funding Account under Section 4.2(d).

(f)                                   So long as an Early Amortization Period has not begun, on the Expected Final Payment Date, or on each Payment Date in an Early Amortization Period, as long as the Indenture Trustee has received the Monthly Investor Report by the related Determination Date, the Indenture Trustee (based on the information in the Monthly Investor Report) will withdraw an amount up to the aggregate Note Balance of Series 2015-4 from the Series 2015-4 Principal Funding Account for payment in the following order of priority: (i) to the Noteholders of Class A Notes, pro rata based on the principal amount of each class of Class A Notes, until the Note Balance of the Class A Notes is reduced to zero, (ii) to the Noteholders of Class B Notes until the Note Balance of the Class B Notes is reduced to zero, (iii) to the Noteholders of the Class C Notes until the Note Balance of the Class C Notes is reduced to zero and (iv) to the Noteholders of the Class D Notes until the Note Balance of the Class D Notes is reduced to zero.

(g)                                  The Controlled Accumulation Period is scheduled to begin on the first day of the February 1, 2018 Collection Period.  However, if the Accumulation Period Length is less than six Collection Periods, the date on which the Controlled Accumulation Period actually begins will be delayed to the first day of the Collection Period that is the number of Collection Periods before the Expected Final Payment Date at least equal to the Accumulation Period Length.  On or before each Determination Date beginning with the Determination Date in the January 2018 Collection Period and ending when the Controlled Accumulation Period begins, the Servicer will determine the “Accumulation Period Length.”

Section 4.3.                                 Investor Charge-Offs.  On each Determination Date, the Servicer will calculate the Investor Default Amount, if any, for the related Payment Date.  If the Investor Default Amount for any Payment Date exceeds the sum of the amounts applied to fund the Investor Default Amount under Section 4.2(a)(vii) (including any amounts applied under Section 4.2(b)), then the excess will be applied in the following order of priority to reduce (a) the Available Subordinated Amount for the related Determination Date (after giving effect to any reductions of the Available Subordinated Amount under Section 4.2(b)(ii)), (b) the Class D Invested Amount, (c) the Class C Invested Amount, (d) the Class B Invested Amount and (e) the remaining Invested Amount.

Section 4.4.                                 Reallocated Principal Collections.  On each Payment Date, the Reallocated Principal Collections for that Payment Date will be applied in the following order of priority to reduce (a) the Available Subordinated Amount for the related Determination Date (after giving effect to any reductions of the Available Subordinated Amount under Section 4.2(b)(ii) and Section 4.3), (b) the Class D Invested Amount, (c) the Class C Invested Amount and (d) the Class B Invested Amount.

Section 4.5.                                 Excess Interest Collections.  On each Payment Date, Series 2015-4 will be allocated an amount equal to the product of (a) the aggregate amount of Excess Interest Collections for all Excess Interest Sharing Series in Excess Interest Sharing Group One for that Payment Date, times (b) a fraction, the numerator of which is the Interest Collections Shortfall for Series 2015-4 for that Payment Date and the denominator of which is the aggregate amount of Interest Collections Shortfalls for all Excess Interest Sharing Series in Excess Interest Sharing Group One for that Payment Date.

Section 4.6.                                 Shared Principal Collections.  On each Payment Date, Series 2015-4 will be allocated an amount equal to the product of (a) the aggregate amount of Shared Principal Collections for all Principal Sharing Series in Principal Sharing Group One for that Payment Date, times (b) a fraction, the numerator of which is the Principal Shortfall for Series 2015-4 for that Payment Date and the denominator of which is the aggregate amount of Principal Shortfalls for all Principal Sharing Series in Principal Sharing Group One for that Payment Date.

Section 4.7.                                 Series 2015-4 Accounts.

(a)                                 The Servicer will, before the Closing Date, establish and maintain a Qualified Account in the name “The Bank of New York Mellon, as Indenture Trustee, as secured party for Ford Credit Floorplan Master Owner Trust A in respect of Series 2015-4” that is designated as the “Series 2015-4 Principal Funding Account”, which account will be beneficially owned by the Issuer.  The Series 2015-4 Principal Funding Account will initially be account number 7390128400.

(b)                                 The Servicer will, before the Closing Date, establish and maintain a Qualified Account in the name “The Bank of New York Mellon, as Indenture Trustee, as secured party for Ford Credit Floorplan Master Owner Trust A in respect of Series 2015-4” that is designated as the “Series 2015-4 Reserve Account”, which account will be beneficially owned by the Issuer.  The Series 2015-4 Reserve Account will initially be account number 7390118400.

(i)                                     The Series 2015-4 Reserve Account will be funded by the Depositors on the Closing Date in the amount equal to the Series 2015-4 Reserve Account Required Amount for that date and will be increased and decreased as described in this Indenture Supplement.

(ii)                                  On or prior to the first day of any Subordination Step-up Period, the Depositors may elect to increase the Series 2015-4 Reserve Account Required Percentage for that Subordination Step-up Period in lieu of increasing the Subordination Factor as contemplated by the definition thereof, by (i) notifying the Servicer and the Indenture Trustee of their election and (ii) depositing the amount of the related increase of the Series 2015-4 Reserve Account Required Amount in the Series 2015-4 Reserve Account; provided, that, if the Depositors fail to deposit the amount of the increase in the Series 2015-4 Reserve Account on or prior to the Payment Date of that Subordination Step-up Period, the Subordination Factor will automatically increase in accordance with the definition of Subordination Factor.

(iii)                               On the earlier to occur of (A) the payment in full of the Series 2015-4 Notes and (B) the Series 2015-4 Final Maturity Date, any funds remaining in the Series 2015-4 Reserve Account will be treated as Available Investor Principal Collections. The Series 2015-4 Reserve Account will, following that occurrence, be deemed to have terminated for the purposes of this Indenture Supplement.

(c)                                  The Servicer will, before the Closing Date, establish and maintain a Qualified Account in the name “The Bank of New York Mellon, as Indenture Trustee, as secured party for Ford Credit Floorplan Master Owner Trust A in respect of Series 2015-4” that is designated as the “Series 2015-4 Accumulation Period Reserve Account”, which account will be beneficially owned by the Issuer.  The Series 2015-4 Accumulation Period Reserve Account will initially be account number 7390138400.

(i)                                     The Series 2015-4 Accumulation Period Reserve Account will be funded by the Issuer, beginning on the Series 2015-4 Accumulation Period Reserve Account Funding Date, in the amount equal to the Series 2015-4 Accumulation Reserve Account Required Amount for that date and will be increased and decreased as described in this Indenture Supplement.

(ii)                                  On or before each Payment Date in the Controlled Accumulation Period, the Servicer will calculate the Series 2015-4 Accumulation Period Reserve Draw Amount and instruct the Indenture Trustee to withdraw that amount from the Series 2015-4 Accumulation Period Reserve Account on that Payment Date and deposit that amount in the Collection Account for application as Available Investor Interest Collections.

(iii)                               On the earliest to occur of (A) the payment in full of the Series 2015-4 Notes, (B) the first Payment Date relating to an Early Amortization Period and (C) the Series 2015-4 Final Maturity Date, any funds remaining in the Series 2015-4 Accumulation Period Reserve Account will be treated as Available Investor Interest Collections.  The Series 2015-4 Accumulation Period Reserve Account will, following that occurrence, be deemed to have terminated for purposes of this Indenture Supplement.

(d)                                 Each Series 2015-4 Account will be under the sole dominion and control of the Indenture Trustee, except that the Servicer may make deposits in and direct the Note Paying Agent or the Indenture Trustee to make withdrawals from each Series 2015-4 Account in accordance with this Indenture Supplement.

(e)                                  The Series 2015-4 Accounts and all amounts, securities, investments, financial assets and other property deposited in or credited to those accounts will be held by the Indenture Trustee as secured party for the Issuer for the benefit of the Secured Parties of Series 2015-4 and, after payment in full of the Series 2015-4 Notes and all other amounts owing or to be distributed to the Secured Parties under this Indenture Supplement and the Sale and Servicing Agreements, as agent of the Issuer.  All deposits in and withdrawals from those accounts will be made in accordance with the Transaction Documents.

(f)                                   If at any time any of the Series 2015-4 Accounts ceases to be a Qualified Account, the Servicer will direct the Indenture Trustee to establish a new account to replace that account within 30 calendar days, which account will be a Qualified Account and from the date of establishment, the new account will be the Series 2015-4 Principal Funding Account, the Series 2015-4 Reserve Account or the Series 2015-4 Accumulation Period Reserve Account, as applicable, for the purposes of this Indenture Supplement.

(g)                                  If on any Payment Date, after giving effect to all withdrawals from and deposits in the Series 2015-4 Accounts, the amount in any Series 2015-4 Account exceeds the amount required to be in that Series 2015-4 Account under this Indenture Supplement or any other Transaction Document, then the Indenture Trustee will, at the direction of the Servicer, distribute the excess to the Depositor Interest Account for distribution to the holders of the Depositor Interest in accordance with the Trust Agreement.

Section 4.8.                                 Permitted Investments.  Funds in the Series 2015-4 Accounts will, at the direction of the Servicer, be invested by the Indenture Trustee in Permitted Investments selected by the Servicer.  All Permitted Investments will be held by the Indenture Trustee on behalf of the Issuer for the benefit of the Secured Parties of Series 2015-4 Notes.  Funds in the Series 2015-4 Accounts will be invested in Permitted Investments that will mature no later than the following Payment Date.  On each Payment Date, any net investment earnings on funds in those accounts will be deposited in the Collection Account and treated as Available Investor Interest Collections for that Payment Date.  The Indenture Trustee will bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section 4.8 nor for the selection of Permitted Investments in accordance with this Indenture Supplement, the Indenture or the Sale and Servicing Agreements.

Section 4.9.                                 Investment Instructions.  Any investment instructions required to be given to the Indenture Trustee under Section 4.8 must be given to the Indenture Trustee no later than 10:00 a.m. (New York City time) on the date the investment is to be made.  Any investment instructions may be in the form of standing instructions given to the Indenture Trustee by the Servicer.  If the Indenture Trustee receives the investment instructions later than that time, the Indenture Trustee may, but is not obligated to, make the investment.  If the Indenture Trustee is unable to make an investment required in any investment instructions received by the Indenture Trustee after 10:00 a.m. (New York City time) on that day, the investment will be made by the Indenture Trustee on the next Business Day.  In no event will the Indenture Trustee be liable for any investment not made under investment instructions received after 10:00 a.m. (New York City time) on the day the investment is requested to be made.

Section 4.10.                          Determination and Notification of LIBOR.  On each LIBOR Determination Date, the Indenture Trustee will determine LIBOR and notify the Servicer, the Issuer and the Administrator by email of LIBOR for the following Interest Period.

ARTICLE V
THE NOTES

Section 5.1.                                 Retention By Depositors.  Any Note retained or acquired by the Depositors at any time on or after the Closing Date may be issued, transferred or exchanged by the Depositors only on the delivery to the Indenture Trustee of an Opinion of Counsel dated as of the date of the issuance, transfer or exchange, as the case may be, to the effect that the issuance, transfer or exchange will not cause (i) any other security issued by the Issuer to be deemed sold or exchanged for purposes of Section 1001 of the Code or (ii) the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

Section 5.2.           Securities Act Restrictions.

(a)           The Class B, Class C and Class D Notes have not been registered under the Securities Act or any State securities law.  None of the Issuer, the Transferors or the Indenture Trustee is obligated to register the Class B, Class C or Class D Notes under the Securities Act or any other securities or “blue sky” laws or to take any other action not otherwise required under this Indenture Supplement to permit the transfer of any Class B, Class C or Class D Note without registration.  The Issuer, at the direction of the Transferors or the Administrator, may elect to register, or cause the registration of, the Class B, Class C and/or Class D Notes under the Securities Act and any applicable State securities law, in which case the Issuer will deliver, or cause to be delivered, to the Indenture Trustee and the Transfer Agent and Registrar opinions of counsel, Officer’s Certificates and other information as determined by the Transferors as necessary to effect the registration.

(b)           Until the Class B, Class C or Class D Notes have been registered under the Securities Act and any applicable State securities law under Section 5.2(a), no Class B, Class C or Class D Note may be sold, transferred, assigned, participated, pledged or otherwise disposed of (a “Note Transfer”) to any Person except in accordance with the provisions of this Section 5.2 or Section 5.3, and any attempted Note Transfer in violation of this Section 5.2 or Section 5.3 will be null and void (each, a “Void Note Transfer”).

(c)           Each Class B, Class C and Class D Note will bear a legend to the effect of the legend contained in Exhibit A unless determined otherwise by the Administrator (as certified to the Indenture Trustee in an Officer’s Certificate) consistent with applicable law.

(d)           The Depositors will make available to the prospective transferor and transferee of a Class B, Class C or Class D Note information requested to satisfy the requirements of paragraph (d)(4) of Rule 144A (the “Rule 144A Information”).  The Rule 144A Information will include any or all of the following items requested by the prospective transferee:

(i)    the offering memorandum relating to the Class B Notes (if any), Class C Notes (if any) or Class D Notes (if any), as applicable, and any amendments or supplements to the offering memorandum;

(ii)   the Monthly Investor Report for each Payment Date prior to the request; and

(iii)  other information as is reasonably available to the Indenture Trustee in order to comply with requests for information under Rule 144A.

Section 5.3.           Note Owner Representations.

(a)                   Each Series 2015-4 Note Owner, by its acceptance of a beneficial interest in the Series 2015-4 Notes, is deemed to represent, warrant and covenant to the Issuer, the Depositors and the Indenture Trustee that:

(i)    either (A) it is not a Benefit Plan and is not acting on behalf of or investing the assets of a Benefit Plan or (B) its purchase, holding or disposition of a beneficial interest in the Series 2015-4 Notes does not constitute and will not result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code due to the applicability of a statutory or administrative exemption from the prohibited transaction rules (or, if the Series 2015-4 Note Owner is subject to any Similar Law, the purchase, holding or disposition does not constitute and will not result in a violation of Similar Law); and

(ii)   it will treat the Series 2015-4 Notes for U.S. federal, state and local income and franchise tax purposes as indebtedness secured by the Trust Property.

(b)                   Each Series 2015-4 Note Owner of a Class B, Class C or Class D Note (other than the Depositors or their Affiliates), by its acceptance of a beneficial interest in a Class B, Class C or Class D Note, specifically agrees with and represents to the Depositors, the Issuer, the Indenture Trustee and the Transfer Agent and Registrar, that no Note Transfer will be made unless (i) the registration requirements of the Securities Act and any applicable State securities laws have been complied with in respect of that class in accordance with Section 5.02(a), (ii) the Note Transfer is to the Depositors or their Affiliates or (iii) the Note Transfer is exempt from the registration requirements under the Securities Act because the Note Transfer is in compliance with Rule 144A under the Securities Act, to a transferee who the transferor reasonably believes is a QIB that is purchasing for its own account or for the account of a QIB and to whom notice is given that the Note Transfer is being made in reliance on Rule 144A under the Securities Act.

(c)                   Until the Class B, Class C or Class D Notes have been registered under the Securities Act and any applicable State securities law under Section 5.2(a), each Series 2015-4 Note Owner of a Class B, Class C or Class D Note (other than the Depositors or their Affiliates), by its acceptance of a beneficial interest in the Class B, Class C or Class D Note, is deemed to represent, warrant and covenant to the Issuer, the Depositors and the Indenture Trustee that:

(i)            It understands that the Series 2015-4 Notes have not been and will not be registered under the Securities Act or any State or other applicable securities or “blue sky” law.

(ii)           It understands that Note Transfers are only permitted if made in compliance with the Securities Act and other applicable laws and only to a person that the holder reasonably believes is a QIB or to a Depositor or its Affiliates.

(iii)          It (A) is a QIB, (B) is aware that the sale to it is being made in reliance on Rule 144A under the Securities Act and if it is acquiring the Series 2015-4 Notes or any interest or participation in the Series 2015-4 Notes for the account of another QIB, the other QIB is aware that the sale is being made in reliance on Rule 144A under the Securities Act and (C) is acquiring the Series 2015-4 Notes or any interest or participation in the Series 2015-4 Notes for its own account or for the account of another QIB.

(iv)          It is purchasing the 2015-4 Notes for its own account or for one or more investor accounts for which it is acting as fiduciary or agent, in each case for investment, and not with a view to offer, transfer, assign, participate, pledge or otherwise dispose of the Series 2015-4 Notes in connection with any distribution of the Series 2015-4 Notes that would violate the Securities Act.

Section 5.4.                   Amendments to Comply with Law Relating to Restricted Securities.  The Class B, Class C and Class D Notes and related documentation may be amended or supplemented from time to time in accordance with Section 9.1 of the Indenture to modify the restrictions on, and procedures for, resales and other transfers of the Class B, Class C and Class D Notes to reflect any change in applicable law or regulation (or the interpretation thereof).  Each Series 2015-4 Noteholder of a Class B, Class C or Class D Note will be deemed, by the acceptance of the Class B, Class C and Class D Note, to have agreed to any such amendment or supplement.

ARTICLE VI
SERIES 2015-4 AMORTIZATION EVENTS

Section 6.1.           Series 2015-4 Amortization Events.  If any of the following events occurs for the Series 2015-4 Notes:

(a)           failure by either Depositor (i) to make any payment or deposit required to be made under the related Sale and Servicing Agreement, the Indenture or this Indenture Supplement on or before the date occurring five Business Days after the date the payment or deposit is required to be made or (ii) to observe or perform in any material respect any other covenants or agreements of the Depositor in the related Sale and Servicing Agreement, the Indenture or this Indenture Supplement that has an Adverse Effect and continues for 60 days after the date on which notice of the failure, requiring the same to be remedied, has been given to the Depositor by the Indenture Trustee and continues to have an Adverse Effect for that 60-day period;

(b)           any representation or warranty made by either Depositor in the related Sale and Servicing Agreement, the Indenture or this Indenture Supplement, or any information contained in a computer file or other list required to be delivered by the Depositor under the related Sale and Servicing Agreement, proves to have been incorrect in any material respect when made or when delivered and has an Adverse Effect, which continues to be incorrect in any material respect for 60 days after the date on which notice of the failure, requiring the same to be remedied, has been given to the Depositor by the Indenture Trustee and continues to have an Adverse Effect for that 60-day period; provided, however, that a Series 2015-4 Amortization Event under this clause (b) will be deemed remedied if the Depositor has accepted reassignment of the related Receivable, or all of those Receivables, if applicable, during that period in accordance with the related Sale and Servicing Agreement;

(c)           a Servicer Termination Event that has an Adverse Effect;

(d)           the Note Balance of the Series 2015-4 Notes is not paid in full on the Expected Final Payment Date;

(e)           the average of the Monthly Principal Payment Rates for the three prior Collection Periods is less than 21%;

(f)            on any Determination Date, the Available Subordinated Amount for the next Payment Date will be less than the Required Subordinated Amount after giving effect to any payments to be made on that Payment Date, and continues unremedied for five Business Days after that Payment Date; provided that, for the purpose of determining whether a Series 2015-4 Amortization Event has occurred under this clause (f), any reduction of the Available Subordinated Amount resulting from reallocations of the Available Depositor Principal Collections to pay interest on the Series 2015-4 Notes if LIBOR is equal to or greater than the prime rate upon which interest on the receivables is calculated on the applicable LIBOR Determination Date will be considered a Series 2015-4 Amortization Event only if LIBOR remains equal to or greater than prime rate for the next 30 consecutive days following that LIBOR Determination Date;

(g)           the amounts in the Excess Funding Account exceed 30% of the sum of the “Adjusted Invested Amounts” of all Series for three consecutive Collection Periods, after giving effect to any payments to be made on each related Payment Date; or

(h)           the occurrence of an Event of Default for Series 2015-4 and an acceleration of the maturity of the Series 2015-4 Notes under Section 5.2 of the Indenture,

then, in the case of any event described in clauses (a) through (c) above that is continuing, after any applicable grace period, either the Indenture Trustee or the Noteholders of a majority of the Note Balance of the Series 2015-4 Notes by notice to the Depositors and the Servicer (and to the Indenture Trustee if given by the Noteholders of Series 2015-4 Notes) may declare that an Amortization Event for the Series 2015-4 Notes (a “Series 2015-4 Amortization Event”) has occurred as of the date of the notice, and, in the case of any event described in clauses (d) through (h) above, a Series 2015-4 Amortization Event, will occur without any notice or other action on the part of the Indenture Trustee or the Series 2015-4 Noteholders immediately on the occurrence of the event.

ARTICLE VII
SERIES FINAL MATURITY; FINAL PAYMENTS

Section 7.1.           Series Final Maturity.

(a)           The amount to be paid for Series 2015-4 in connection with a reassignment of the Sold Receivables under Section 2.3(c) or 6.1(b) of the Sale and Servicing Agreements will be the Reassignment Amount for the first Payment Date following the Collection Period in which the reassignment obligation arises under the Sale and Servicing Agreements. For the Reassignment Amount deposited in the Collection Account under Section 2.3(c) or 6.1(b) of the Sale and Servicing Agreements or the proceeds from any liquidation of Collateral allocable to Series 2015-4 under Section 5.6(c) of the Indenture, the Indenture Trustee will, (based on the information in the most recent Monthly Investor Report) on the related Payment Date, make payments or distributions of those amounts under Section 4.2.

(b)           Notwithstanding anything to the contrary in this Indenture Supplement, the Indenture or the Sale and Servicing Agreements, (i) all amounts distributed to the Note Paying Agent under Section 7.1(a) for payment to the Noteholders of the Series 2015-4 Notes will be deemed paid in full to the Noteholders the Series 2015-4 Notes on the date on which those funds are distributed to the Note Paying Agent under this Section 7.1(b) and will be deemed to be a final payment of the Series 2015-4 Notes and (ii) if the amounts available for final payment to the Noteholders of the Series 2015-4 Notes and to the Noteholders of any other Series on any Payment Date are less than the amount required to be so paid, the available amounts will be allocated to each Series based on the respective amounts required to be paid to each Series on that Payment Date.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

Section 8.1.           Ratification of Agreement.  As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement is to be read, taken and construed as one and the same instrument.

Section 8.2.           GOVERNING LAW.  THIS INDENTURE SUPPLEMENT AND EACH SERIES 2015-4 NOTE ARE TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

Section 8.3.           Counterparts.  This Indenture Supplement may be executed in any number of counterparts (and by different parties on separate counterparts), each of which will be an original, but all of which will constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

EXECUTED BY:

FORD CREDIT FLOORPLAN MASTER OWNER TRUST A,
as Issuer

	By:	U.S. BANK TRUST NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Owner Trustee

	By:	/s/ Melissa Rosal
Name: Melissa A. Rosal
Title: Vice President

THE BANK OF NEW YORK MELLON,
not in its individual capacity, but solely as Indenture Trustee, Securities Intermediary and Bank

	By:	/s/ Esther Antoine
Name: Esther Antoine
Title: Vice President

[Signature Page to Series 2015-4 Indenture Supplement]

Exhibit A

Form of Class [A/B/C/D] Note

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN ANOTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO THE OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER OF THIS NOTE, CEDE & CO., HAS AN INTEREST IN THIS NOTE.

[Class B/C/D only] THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE OF THE UNITED STATES. THE HOLDER OF THIS NOTE (OR AN INTEREST OR PARTICIPATION IN THIS NOTE), BY PURCHASING THIS NOTE (OR AN INTEREST OR PARTICIPATION IN THIS NOTE), AGREES FOR THE BENEFIT OF THE ISSUER AND THE DEPOSITORS THAT THIS NOTE (OR AN INTEREST OR PARTICIPATION IN THIS NOTE) MAY BE SOLD, TRANSFERRED, ASSIGNED, PARTICIPATED, PLEDGED OR OTHERWISE DISPOSED OF ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (I) UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (II) UNDER RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE l44A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (III) TO OR BY THE DEPOSITORS OR THEIR AFFILIATES, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF THE STATES OF THE UNITED STATES.

EACH HOLDER OF THIS NOTE (OR AN INTEREST OR PARTICIPATION IN THIS NOTE) THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE (A “SIMILAR LAW”), BY ACCEPTING THIS NOTE (OR AN INTEREST OR PARTICIPATION IN THIS NOTE), IS DEEMED TO REPRESENT THAT ITS PURCHASE, HOLDING AND DISPOSITION OF THIS NOTE (OR AN INTEREST OR PARTICIPATION IN THIS NOTE) DOES NOT CONSTITUTE AND WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE DUE TO THE APPLICABILITY OF A STATUTORY OR ADMINISTRATIVE

EXEMPTION FROM THE PROHIBITED TRANSACTION RULES (OR, IF THE HOLDER IS SUBJECT TO ANY SIMILAR LAW, THE PURCHASE, HOLDING OR DISPOSITION DOES NOT CONSTITUTE AND WILL NOT RESULT IN A VIOLATION OF THAT SIMILAR LAW).

Registered	$ (1)
No. [A-[ ]/B/C/D]-	CUSIP No. [ ]
ISIN No. [ ]

FORD CREDIT FLOORPLAN MASTER OWNER TRUST A
SERIES 2015-4 ASSET BACKED NOTES, CLASS [A-[  ]/B/C/D]

Ford Credit Floorplan Master Owner Trust A (the “Trust” or the “Issuer”), a Delaware statutory trust governed by the Second Amended and Restated Trust Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010, for value received, promises to pay to CEDE & CO., or registered assigns, subject to the following provisions, the principal sum of                                 Dollars, or a greater or lesser amount as determined in accordance with the Indenture and the Indenture Supplement (each as defined on the reverse of this Class [A-[  ]/B/C/D] Note), on the August 2020 Payment Date (the “Series 2015-4 Final Maturity Date”), except as otherwise provided below or in the Indenture or the Indenture Supplement.  Beginning on September 15, 2015 and on each subsequent Payment Date until the principal amount of this Class [A-[  ]/B/C/D] Note is paid in full, the Issuer will pay interest on the unpaid principal amount of this Class [A-[  ]/B/C/D] Note at an annual rate equal to [the sum of LIBOR and] [  ]% (the “Class [A-[  ]/B/C/D] Note Interest Rate”), as determined under the Indenture Supplement.  Interest on this Class [A-[  ]/B/C/D] Note will begin accruing from August 18, 2015 (the “Closing Date”) and will be payable in arrears on each Payment Date, computed on the basis of a 360-day year [and the actual number of days elapsed] [consisting of twelve 30-day months].  The principal of this Class [A-[  ]/B/C/D] Note will be paid in the manner specified on the reverse of this Class [A-[  ]/B/C/D] Note.

The principal of and interest on this Class [A-[  ]/B/C/D] Note are payable in the currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Class [A-[  ]/B/C/D] Note set forth on the reverse of this Class [A-[  ]/B/C/D] Note, which will have the same effect as though fully set forth on the face of this Class [A-[  ]/B/C/D] Note.

Unless the certificate of authentication on this Class [A-[  ]/B/C/D] Note has been executed by or on behalf of the Indenture Trustee, by manual signature, this Class [A-[  ]/B/C/D] Note will not be entitled to any benefit under the Indenture or the Indenture Supplement referred to on the reverse of this Class [A-[  ]/B/C/D] Note, or be valid for any purpose.

(1)           Denominations of $1,000 and integral multiples of $1,000 in excess thereof.

The Issuer has caused this Class [A-[  ]/B/C/D] Note to be duly executed.

FORD CREDIT FLOORPLAN MASTER OWNER
TRUST A, as Issuer

	By:	U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

Dated: ,

Indenture Trustee’s Certificate of Authentication

This is one of the Class [A-[  ]/B/C/D] Notes described in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON,
not in its individual capacity, but solely as Indenture Trustee

By:
Responsible Person

FORD CREDIT FLOORPLAN MASTER OWNER TRUST A
SERIES 2015-4 ASSET BACKED NOTES, CLASS [A-[  ]/B/C/D]

Summary of Terms and Conditions

This Class [A-[  ]/B/C/D] Note is one of a duly authorized issue of Notes of the Issuer, designated as the Series 2015-4 Asset Backed Notes (the “Notes”), issued under the Second Amended and Restated Indenture, dated as of August 1, 2001, as amended and restated as of December 1, 2010 (as amended and supplemented, the “Indenture”), between the Issuer and The Bank of New York Mellon, as indenture trustee (the “Indenture Trustee”), as supplemented by the Series 2015-4 Indenture Supplement, dated as of August 1, 2015 (the “Indenture Supplement” and, together with the Indenture, the “Series Agreement”), and representing the right to receive certain payments from the Issuer.  The Notes are subject to all of the terms of the Series Agreement.  All terms used in this Class [A-[  ]/B/C/D] Note that are defined in the Series Agreement have the meanings specified in the Series Agreement.  In the event of any conflict or inconsistency between the Series Agreement and this Class [A-[  ]/B/C/D] Note, the Series Agreement controls.

The Class [A-[  ]] Notes, in an initial aggregate principal amount of $           , the Class [A-[  ]/B] Notes, in an initial aggregate principal amount of $           , the Class [B/C/D] Notes, in an initial aggregate principal amount of $              and the Class [C/D] Notes, in an initial aggregate principal amount of $              will also be issued under the Series Agreement.  The rights of the holders of the Class A-1 and Class A-2 Notes rank pari passu for payments of interest and principal.  The rights of the holders of the [Class B/Class C and] Class D Notes to receive payments on the [Class B/Class C and] Class D Notes are subordinate to the rights of the holders of the Class A-1, Class A-2 [Class B and Class C] Notes to receive payments as specified in the Series Agreement.

The Noteholder, by its acceptance of this Class [A-[  ]/B/C/D] Note, agrees that it will look solely to the property of the Issuer allocated to the payment of the Notes for payment under this Class [A-[  ]/B/C/D] Note and under the Series Agreement and that neither the Issuer nor the Indenture Trustee is liable to the Noteholders for any amount payable under the Notes or the Series Agreement or, except as provided in the Series Agreement, subject to any liability under the Series Agreement.

This Class [A-[  ]/B/C/D] Note does not purport to summarize the Series Agreement and reference is made to the Series Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced by this Class [A-[  ]/B/C/D] Note, and the rights, duties and immunities of the Indenture Trustee.

The initial Note Balance of this Class [A-[  ]/B/C/D] Note is $              .  The Note Balance of this Class [A-[  ]/B/C/D] Note on any date of determination will be an amount equal to (a) the initial Note Balance of this Class [A-[  ]/B/C/D] Note, minus (b) the aggregate amount of principal payments made to the Noteholders of this Class [A-[  ]/B/C/D] Note on or before that date.

The Expected Final Payment Date is the August 2018 Payment Date, but principal of the Class [A-[  ]/B/C/D] Notes may be paid earlier or later under certain circumstances described in the Series Agreement.  Payments of principal of the Notes will be payable in accordance with the Series Agreement.

Subject to the terms and conditions of the Series Agreement, the Depositors may, from time to time, direct the Owner Trustee, on behalf of the Issuer, to issue one or more new Series of notes.

On each Payment Date, the Note Paying Agent will pay to each Class [A-[  ]/B/C/D] Noteholder of record on the related Record Date (except for the final payment in respect of this Class [A-[  ]/B/C/D] Note) the Class [A-[  ]/B/C/D] Noteholder’s pro rata share of the amounts held by the Note Paying Agent that are allocated and available on that Payment Date to pay interest and principal on the Class [A-[  ]/B/C/D] Notes under the Indenture Supplement. Except as provided in the Series Agreement for a final payment, payments to the Noteholders will be made (a) (i) if the Noteholder has provided the Note Registrar appropriate instructions at least five Business Days before that Payment Date and the aggregate original principal amount of the Noteholder’s Class [A-[  ]/B/C/D] Notes is at least $1,000,000, by wire transfer in immediately available funds to the account of the Noteholder or (ii) by check mailed first class, postage prepaid to each Noteholder (at the Noteholder’s address as it appears in the Note Register), except that for any Notes registered in the name of the nominee of the Clearing Agency, the distribution will be made in immediately available funds and (b) without presentation or surrender of any Note or the making of any notation on that Note.  Final payment of this Class [A-[  ]/B/C/D] Note will be made only on presentation and surrender of this Class [A-[  ]/B/C/D] Note at the office or agency specified in the notice of final payment delivered by the Indenture Trustee to the Noteholders in accordance with the Series Agreement.

This Class [A-[  ]/B/C/D] Note does not represent an obligation of, or an interest in, Ford Credit Floorplan Corporation or Ford Credit Floorplan LLC (the “Depositors”), Ford Motor Credit Company LLC, Ford Motor Company or any Affiliate of any of them and is not insured or guaranteed by any governmental agency or instrumentality.

Each Noteholder, by accepting a Note, covenants and agrees that it will not at any time institute against the Issuer or the Depositors, or join in instituting against the Issuer or the Depositors, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

Except as otherwise provided in the Indenture Supplement, the Class [A-[  ]/B/C/D] Notes are issuable only in minimum denominations of $1,000 and integral multiples of $1,000. The transfer of this Class [A-[  ]/B/C/D] Note will be registered in the Note Register on surrender of this Class [A-[  ]/B/C/D] Note for registration of transfer at any office or agency maintained by the Note Registrar accompanied by a written instrument of transfer, in a form satisfactory to the Indenture Trustee or the Note Registrar, duly executed by the Class  [A-[  ]/B/C/D] Noteholder or the Noteholder’s attorney, and duly authorized in writing with the signature guaranteed, and on the surrender one or more new Class [A-[  ]/B/C/D] Notes in any authorized denominations of like aggregate principal amount will be issued to the designated transferee or transferees.

As provided in the Series Agreement and subject to certain limitations forth in the Series Agreement, Class [A-[  ]/B/C/D] Notes are exchangeable for new Class [A-[  ]/B/C/D] Notes in any authorized denominations and of like aggregate principal amount, on surrender of the Notes to be exchanged at the office or agency of the Note Registrar.  No service charge may be imposed for any exchange, but the Issuer or Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange.

The Issuer, the Depositors, the Indenture Trustee and any agent of the Issuer, the Depositors or the Indenture Trustee will treat the person in whose name this Class [A-[  ]/B/C/D] Note is registered as the owner of this Class [A-[  ]/B/C/D] Note for all purposes, and none of the Issuer, the Depositors, the Indenture Trustee or any agent of the Issuer, the Depositors or the Indenture Trustee will be affected by notice to the contrary.

The holder of this Class [A-[  ]/B/C/D] Note, by its acceptance of this Class [A-[  ]/B/C/D] Note, and the owner of a beneficial interest in this Class [A-[  ]/B/C/D] Note, by its acceptance of a beneficial interest in this Class [A-[  ]/B/C/D] Note, covenant and agree that (a) they will not at any time institute against the Issuer or the Depositors, or join in instituting against the Issuer or the Depositors, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture, the Indenture Supplement or any of the other related transaction documents and (b) if any Depositor becomes a debtor or debtor in possession in a case under any applicable United States federal or state bankruptcy, insolvency or other similar law now or hereafter in effect or otherwise subject to any insolvency, reorganization, liquidation, rehabilitation or other similar proceedings, any claim that the holders of the Notes of any Series may have at any time against the Issuer’s assets allocated in accordance with the Indenture to any Series unrelated to the Notes, and any claim that the holders of the Notes have at any time against the Depositors that they may seek to enforce against the Issuer’s assets allocated to any unrelated Series, will be subordinate to the payment in full (including post-petition interest) of the claims of the holders of any Notes of the unrelated Series and of the holders of any other notes, bonds, contracts or other obligations relating to the unrelated Series.

The holder of this Class [A-[  ]/B/C/D] Note, by acceptance of this Class [A-[  ]/B/C/D] Note, and each holder of a beneficial interest therein, agree to treat the Class [A-[  ]/B/C/D] Notes as indebtedness of the Issuer for applicable United States federal, state and local income and franchise tax purposes.

THIS CLASS [A-[  ]/B/C/D] NOTE IS TO BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER ARE TO BE DETERMINED IN ACCORDANCE WITH THOSE LAWS.

Assignment

Social Security or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

(name and address of assignee)

the within note and all rights under that note, and irrevocably constitutes and appoints                                                                      , attorney, to transfer that note on the books kept for registration of that note, with full power of substitution in the premises.

Dated:		(2)
Signature Guaranteed:

(2)           NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

Exhibit B

Form of Monthly Investor Report

B-1

Ford Credit Floorplan Master Owner Trust A

Monthly Servicing Report

Collection Period	/ /20 - / /20
Payment Date	/ /20

Contents	Pages
Trust Summary	1 - 5
20 -	6 - 8

Trust Summary

I. Principal Receivables

Trust Total
A.	Beginning Adjusted Pool Balance	$

	B. Principal Collections	$
	C. Principal Adjustments	$
	D. Principal Reduction - Redesignated Accounts	$
	E. Defaulted Receivables	$
	F. New Principal Receivables	$
	G. Principal Increase - Additional Accounts	$
	H. Net Deposits / (Withdrawals) to the Excess Funding Account	$

	Ending Adjusted Pool Balance (A-B-C-D-E+F+G+H)	$

	Monthly Principal Payment Rate		%

II. Interest Collections

Trust Total
Gross Interest Collections	$
Interest Adjustments	$
Recoveries	$
Interest Earned on Collection Account	$
Interest Earned on Excess Funding Account	$
Interest Earned on Backup Servicer Reserve Account	$

Interest Collections	$

Memo: Monthly Yield		%

III. Principal Collections

Trust Total
Principal Collections	$

2

IV. Series

Series	Beg of Period Adjusted Invested Amount	Increase/ (Decrease)	End of Period Adjusted Invested Amount	Increase/ (Decrease)	Payment Date Adjusted Invested Amount
20 -	$	$	$	$	$
20 -	$	$	$	$	$
Depositor Amt.	$	$
Total	$	$

V. Principal and Interest

Series	Floating Investor Percentage		Investor Principal Collections	Investor Interest Collections
20 -%			$	$
20 -%			$	$
Depositor Pct.		%	$	$
		%	$	$

Memo
Excess Depositor Percentage					%
Excess Depositor Collection			$	$
Depositor Servicing Fee				$
Depositor Backup Servicing fee				$

VI. Redesignated Accounts - Reassigned

Trust Total
Principal Reduction - Receivables relating to accounts (including Performance Impaired Accounts) that were reassigned by the Issuer to the Depositors	$

VII. Excess Funding Account/Backup Servicer Reserve Account

Beginning Period Balance	$
Net Deposits / (Withdrawals)	$
Ending Period Balance	$
Determination Date balance before giving effect to Payment Date Cashflows	$
Determination Date balance after giving effect to Payment Date Cashflows	$
Backup Servicer Reserve Account	$
Memo
Excess Funding Account as a pct. of aggregate Adjusted Invested Amount		%
Interest earned on Excess Funding Account	$

3

VIII. Non-Conforming Receivables

Trust Total
Ineligible Receivables	$
Dealer Overconcentration	$
Manufacturer Overconcentration (>6% of pool balance) (a)	$
Manufacturer Overconcentration (2% to 6% of pool balance) (b)	$
Used Vehicle Overconcentration (c)	$
Medium and Heavy Truck Overconcentration	$
Development Dealer Overconcentration	$
Fleet Overconcentration	$
Non-Conforming Receivable Amount	$

Memo

Principal Receivables relating to Vehicles on Used Lines.	$
Principal Receivables relating to Vehicles on Used Lines as a pct. of Pool Bal.		%
Principal Receivables relating to AutoNation	$
Principal Receivables relating to AutoNation as a pct. of Pool Bal.		%
Principal Receivables relating to Development Dealers	$
Principal Receivables relating to Development Dealers as a pct. of Pool Bal.		%
Principal Receivables relating to Fleet	$
Principal Receivables relating to Fleet as a pct. of Pool Bal.		%
Principal Receivables relating to New and Used Medium Heavy Truck Lines	$
Principal Receivables relating to New and Used Medium Heavy Truck Lines as a pct. of Pool Bal.		%
Principal Receivables relating to Program Vehicles (d)	$
Principal Receivables relating to Program Vehicles as pct of Pool Bal		%

(a) Non-Conforming Receivables Amount for Series with a 6% Manufacturer Overconcentration Threshold (Series 20  -  , 20  -  )

(b) Non-Conforming Receivables Amount for Series with a 2% Manufacturer Overconcentration Threshold (Series 20  -  , 20  -  )

(c) Includes receivables related to vehicles on Used Lines and Program Lines

(d) Primarily off-lease vehicles purchased by a dealer at a Ford Credit approved auction. Program lines are separate from Used Lines

4

IX. Subordination and Depositor Amount as of Determination Date

Series	Subordinated Pct.	Subordinated Pct. times (Adj. Invested Amount minus EFA) (A)	Incremental Subordinated Amount (B)	Required Subordinated Amount (B)
20 -%		$	$	$
20 -%		$	$	$

Series	Required Subordinated Amount (C)	Required Pool Pct minus 100% times Initial Invested Amount (D)	Required Depositor Amount as of Determination Date (C+D)
20 -	$	$	$
20 -	$	$	$
Required Depositor Amount			$
Depositor Amount			$

Memo: Determination Date Pool Balance				$

X. Redesignation Notice

Notice is hereby given, under Section 2.7(b)(i) of the Fifth Amended and Restated Sale and Servicing Agreement dated as of December 1, 2010, that the redesignation of certain Accounts and the reassignment of the Receivables and Related Security arising in connection with those Accounts occurred on the Redesignation Date of   /  /20  , and a Redesignated Account Schedule has been delivered to the Owner Trustee and the Indenture Trustee in accordance with the Sale and Servicing Agreements.

Resesignated Accounts
Depositor	Trust	Yes	No
Ford Credit Floorplan Corporation	Ford Credit Floorplan Master Owner Trust A
Ford Credit Floorplan LLC	Ford Credit Floorplan Master Owner Trust A

5

XI. Early Amortization Declarations

	Yes	No
1. Breach of covenants or agreements made in the SSA, Indent. or Supp. and uncured for 60 days
2. Failure to make any req. pmt. or deposit under SSA, Indent. or Supp. and uncured for 5 bus. days
3. Breach of any rep. or warranty made in the SSA, Indent. or Supp. and uncured for 60 days
4. Bankruptcy, insolvency or receivership of Ford Credit, FCFMOTA or Ford
5. FCFMOTA is an investment company within the meaning of the ICA of 1940
6. Failure of FCF Corp or FCF LLC to convey Receiv. under the SSA and uncured for 10 days
7. Available Sub. Amt. is less than the Required Sub. Amt. and uncured for 5 days
8. Servicer default or an event of default for the outstanding notes has occurred
9. Average monthly payment rate for the past three periods is less than 21%
10. Excess Funding Acct. Bal. exceeds 30% of Outstanding Series Adj. Inv. Amts. for 3 periods

Memo

Additional statistical information regarding Ford Credit’s U.S. Dealer Floorplan portfolio and the Trust’s portfolio for the most recently available quarter can be found on Ford Credit’s website at http://fordcredit.com/institutionalinvestments/jindex.html.

6

Series 20  -   Summary

I.  20  -   Origination Information

Date of Origination:	, 20
Expected Final Maturity Date	, 20
Final Maturity Date	, 20

	Beginning of Period Adjusted Invested Amount	Increase / (Decrease)	End of Period Adjusted Invested Amount	Increase / (Decrease)	Payment Date Adjusted Invested Amount
Class	$	$	$	$	$
Class	$	$	$	$	$
Class	$	$	$	$	$
Class	$	$	$	$	$

II.  Series Allocations

Current Floating Investor Percentage		%
Investor Principal Collections	$
Principal Default Amounts	$
Investor Interest Collections	$

III.  Collections

Interest
Investor Interest Collections	$
Reserve Fund Investment Proceeds	$
Accumulation Period Reserve Account Release	$
Accumulation Period Reserve Account Investment Proceeds	$
Principal Funding Account Investment Proceeds	$
Excess Depositor Interest Allocation	$

Available Investor Interest Collections	$
Shared Interest Collections from Excess Interest Sharing Group One	$
Available Subordination Draw	$
Reserve Fund Draw	$
Reallocated Principal Allocations	$

Total Interest Collections	$

Principal

Investor Principal Collections	$
Investor Default Amount, Investor Charge-Off and Reallocated Principal Collections	$
Shared Principal Collections from Principal Sharing Group One (Withdrawal from EFA)	$
Reserve Fund Draw	$
Available Investor Principal Collections	$

7

IV. Interest Calculations

	Class Notes		Class Notes		Class Notes		Class Notes
Original Principal Outstanding	$		$		$		$
LIBOR		%		%		%		%
Spread		%		%		%		%
Note Interest Rate		%		%		%		%
Days in Interest Period
Monthly Interest	$		$		$		$

V.  Available Investor Interest Collections Distribution Payments by Priority

Total Interest Amount	$
(1) Accrued Note Interest — Class Notes	$
(2) Accrued Note Interest — Class Notes	$
(3) Accrued Note Interest — Class Notes	$
(4) Accrued Note Interest — Class Notes	$
(5) Unpaid Fees and Disbursements to Owner/Indenture Trustee up to a max of $150,000.00 per year	$
(6) Current and past due Back-up Servicing Fee or Servicing Fee if Ford Credit is no longer Servicer	$
(7) Investor Default Amount, to be added to Principal Collections	$
(8) Replenish Reserve Fund	$
(9) Investor Chargeoffs not previously reimbursed, to be added to Principal Collections	$
(10) Reallocated Principal Collections not previously reimbursed, to be added to Principal Collections	$
(11) Fund Accumulation Period Reserve Account	$
(12) Servicing Fees due Ford Credit	$
(13) Required Subordination Shortfall to be sent to holders of Depositor Interest	$
(14) Unpaid Fees and Disbursements to Owner/Indenture Trustee under clause (5)	$
(15) Other Amounts due to Back-up Servicer or Successor Servicer	$
(16) Shared with other series in Excess Interest Sharing Group One	$
(17) Remainder released to holders of Depositor Interest	$

VI.  Available Investor Principal Collections Distribution Payments by Priority

Available Investor Principal Collections	$
Deposit to Principal Funding Account	$
Shared with other series in Principal Sharing Group One	$
Remainder released to holders of Depositor Interest	$

VII.  Subordination and Participation

Subordination Percentage		%
Incremental Subordinated Amount	$
Required Subordinated Amount	$
Required Pool Pct. minus 100% times Initial Invested Amount	$
Required Depositor Amount Series 20 -	$

8

VIII.  Distribution to Holders of Notes

(per $1,000 denomination note)

Total Amount Allocable to Principal Class	$
Total Amount Allocable to Interest Class	$
Total Amount Distributed to Class	$

Total Amount Allocable to Principal Class	$
Total Amount Allocable to Interest Class	$
Total Amount Distributed to Class	$

Total Amount Allocable to Principal Class	$
Total Amount Allocable to Interest Class	$
Total Amount Distributed to Class	$

Total Amount Allocable to Principal Class	$
Total Amount Allocable to Interest Class	$
Total Amount Distributed to Class	$

IX.  Reserve Fund

Beginning of Collection Period Balance	$
Reserve Fund Draw	$
Increases/(Decreases)	$
End of Collection Period Balance	$
Increases/(Decreases)	$
Payment Date Balance	$

X.  Memo Items

Excess Funding Amount Series 20 -	$
Accumulation Period Reserve Account Balance	$
Controlled Accumulation Amount - This Period	$
Controlled Accumulation Amount - Cumulative	$

9